Exhibit 99.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

February 8, 2010

among

EXPEDIA, INC., a Delaware corporation,

EXPEDIA, INC., a Washington corporation,

TRAVELSCAPE, LLC, a Nevada limited liability company,

TRIPADVISOR LLC, a Delaware limited liability company,

HOTWIRE, INC., a Delaware corporation,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

J.P. MORGAN EUROPE LIMITED,

as London Agent

J.P. MORGAN SECURITIES INC.,

BANC OF AMERICA SECURITIES LLC,

RBS SECURITIES INC.,

BNP PARIBAS SECURITIES CORP.

and

BARCLAYS CAPITAL,

as Joint Lead Arrangers

and Joint Bookrunners,

and

BANK OF AMERICA, N.A.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Syndication Agents,

and

BNP PARIBAS and BARCLAYS BANK PLC,

as Co-Documentation Agents

[CS&M Ref. No. 6701-507]

TABLE OF CONTENTS

ARTICLE I

Definitions

i

SCHEDULES:

Schedule 2.01 — Commitments

Schedule 2.06 — Initial Issuing Bank LC Commitment

Schedule 2.06A — Existing Letters of Credit

Schedule 3.06 — Disclosed Matters

Schedule 3.13 — Subsidiaries

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.07 — Existing Restrictions

Schedule 9.12 — Participant Confidentiality Restricted List

EXHIBITS:

Exhibit A-1 — Form of Assignment and Assumption

Exhibit A-2 — Form of Issuing Bank Agreement

Exhibit B-1 — Form of Borrowing Subsidiary Agreement

Exhibit B-2 — Form of Borrowing Subsidiary Termination

Exhibit C — Form of Guarantee Agreement

Exhibit D — Mandatory Cost

CREDIT AGREEMENT dated as of February 8, 2010 (this “Agreement”), among EXPEDIA, INC., a Delaware corporation; EXPEDIA, INC., a Washington corporation; TRAVELSCAPE, LLC, a Nevada limited liability company; TRIPADVISOR LLC, a Delaware limited liability company; HOTWIRE, INC., a Delaware corporation; the LENDERS from time to time party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and J.P. MORGAN EUROPE LIMITED, as London Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2016 Indenture” means the Indenture dated as of June 24, 2008, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and The Bank of New York Trust Company, N.A., as Trustee, relating to the Company’s 8.5% Senior Notes due 2016.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Combined Tranche Percentage” means, at any time, with respect to any Lender, the percentage of the total Commitments (excluding the Commitment of any Defaulting Lender) represented by such Lender’s Commitments at such time. If all the Commitments have terminated or expired, the Adjusted Combined Tranche Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments hereunder.

“Adjusted EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the sum of (i) the EURIBO Rate for such Interest Period and (ii) the Mandatory Costs Rate.

“Adjusted LIBO Rate” means (a) with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Borrowing denominated in an Alternative Currency (other than Euros) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the sum of (i) the LIBO Rate for such Interest Period and (ii) the Mandatory Costs Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder, and its successors in such capacity as provided in Article VIII, or such Affiliates or branches thereof as it shall from time to time designate by notice to the Company and the Lenders for the purpose of performing any of its obligations hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the London Agent.

“Agreement” means this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.15(b) .

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00% . For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in US Dollars in the London interbank market) at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currency” means Euro, Sterling and any other currency (other than US Dollars) that is freely available, freely transferable and freely convertible into US Dollars and in which dealings in deposits are carried on in the London interbank market; provided that at the time of the issuance, amendment, renewal or extension of any Letter of Credit denominated in a currency other than US Dollars, Euro or Sterling, such other currency is reasonably acceptable to the Applicable Agent and the Issuing Bank in respect of such Letter of Credit.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in any Alternative Currency, the London Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b) .

“Applicable Rate” means, for any day, with respect to any ABR Revolving Loan or Eurocurrency Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Company’s senior unsecured non-credit-enhanced long-term debt ratings from S&P and Moody’s as of such date:

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated

Commitment Fee Rate	25.0	37.5	50.0	62.5	75.0

Eurocurrency	250.0	275.0	300.0	325.0	350.0

Spread

ABR Spread	150.0	175.0	200.0	225.0	250.0

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Company’s senior unsecured non-credit-enhanced long-term debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Commitment Fee Rate, the Eurocurrency Spread and the ABR Spread shall be based upon the rating of the other rating agency; (ii) if neither Moody’s nor S&P shall have in effect a rating for the Company’s senior unsecured non-credit-enhanced long-term debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Commitment Fee Rate, the Eurocurrency Spread and the ABR Spread shall be based upon Level 5; (iii) if the ratings or deemed ratings by S&P and Moody’s shall fall within different Levels, the Commitment Fee Rate, the Eurocurrency Spread and ABR Spread shall be based upon the higher rating, unless the ratings differ by two or more Levels, in which case the Commitment Fee Rate, the Eurocurrency Spread and ABR Spread will be based upon the Level next below that corresponding to the higher rating; and (iv) if the rating established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, RBS Securities Inc., BNP Paribas Securities Corp. and Barclays Capital, the investment banking division of Barclays Bank PLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.09(d)(i) .

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000 and (c) in the case of a Borrowing denominated in Sterling, £5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000 and (c) in the case of a Borrowing denominated in Sterling, £1,000,000.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means, at any time, (a) each of Expedia, Inc., a Washington corporation, Travelscape, LLC, a Nevada limited liability company, TripAdvisor LLC, a Delaware limited liability company, and Hotwire, Inc., a Delaware corporation, and (b) each other Subsidiary that has been designated by the Company as a Borrowing Subsidiary pursuant to Section 2.04, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.04.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan denominated in any currency or a Letter of Credit denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market and (b) when used in connection with a Eurocurrency Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system is not open for the settlement of payments in Euro.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.02.

“CAM Exchange Date” means the first date on which (a) there shall occur (i) any event referred to in paragraph (h) or (i) of Section 7.01 in respect of the Company or (ii) an acceleration of Loans pursuant to Section 7.01, (b) Designated Obligations in an amount of at least $10,000,000 are outstanding under each Tranche, (c) Designated Obligations in an amount of at least $10,000,000 are outstanding under one Tranche that constitute obligations of, or are Guaranteed by, one or more Material Subsidiaries that are not liable as Borrowers or Subsidiary Guarantors for all the Designated Obligations under the other Tranche, and (d) Lenders holding a majority in amount of the Designated Obligations under such other Tranche shall not have advised the Administrative Agent that they do not wish the CAM Exchange to occur.

“CAM Percentage” means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02 only, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Control” means (a) the acquisition of “beneficial ownership”, directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company (the “Total Voting Power”), unless either (i) the Permitted Holders beneficially own a majority of the Total Voting Power or (ii) if the Permitted Holders beneficially own less than a majority of the Total Voting Power, the excess of the percentage of Total Voting Power represented by the shares beneficially owned by the Permitted Holders over the percentage of Total Voting Power represented by shares beneficially owned by such acquiring Person or group is at least 5%, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated or (c) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Company under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Company or any Subsidiary, including the occurrence of a “Change of Control” as defined in the 2016 Indenture.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Tranche Revolving Loans, European Tranche Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a US Tranche Commitment or European Tranche Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986.

“Combined Tranche Percentage” means, at any time, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments at such time. If all the Commitments have terminated or expired, the Combined Tranche Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Commitment” means a US Tranche Commitment or a European Tranche Commitment or any combination thereof (as the context requires). The initial aggregate amount of the Lenders’ Commitments is US$750,000,000.

“Commitment Decrease” has the meaning assigned to such term in Section 2.09(d)(i) .

“Commitment Increase” has the meaning assigned to such term in Section 2.09(d)(i) .

“Commitment Letter” means that certain Commitment Letter dated January 12, 2010, among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bank of America, N.A., Banc of America Securities LLC, The Royal Bank of Scotland plc and RBS Securities Inc.

“Company” means Expedia, Inc., a Delaware corporation.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) the interest expense that would be imputed for such period in respect of Synthetic Lease Obligations of the Company and the Subsidiaries if such Synthetic Lease Obligations were accounted for as Capital Lease Obligations, determined on a consolidated basis in accordance with GAAP, (iii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or the Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and (iv) any cash payments made during such period in respect of obligations of the type referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (excluding, for the avoidance of doubt, amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) all losses for such period on sales or dispositions of assets outside the ordinary course of business, (v) any non-recurring non-cash charges for such period, (vi) any restructuring or other unusual, non-recurring charges for such period; provided that the amount of charges added back pursuant to this clause (vi) for such period, together with the aggregate amount of charges added back pursuant to this clause (vi) for any other period ending on any day during the 12 consecutive months ending on the last day of such period, shall not exceed US$35,000,000, (vii) solely with respect to the fiscal quarter of the Company ended June 30, 2009, expenses and charges incurred for such quarter with respect to the Company’s treatment of hotel occupancy taxes and any consumer or tax assessment litigation arising therefrom against the Company and the Subsidiaries, including any such expenses and charges arising from the settlement, or tax assessments required to be paid during the pendency, of such litigation; provided that the aggregate amount of expenses and charges added back pursuant to this clause (vii) shall not exceed US$75,000,000, (viii) non-cash goodwill and intangible asset impairment charges for such period, (ix) charges for such period recognized on changes in the fair value of contingent consideration payable by, and non-cash charges for such period recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, the Company or any Subsidiary in any business combination, and (x) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company and the Subsidiaries; provided that any cash payment made with respect to any non-cash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all gains for such period on sales or dispositions of assets outside the ordinary course of business, (ii) all gains for such period arising from business combinations, including gains on a “bargain purchase” and gains recognized on changes in the fair value of contingent consideration payable by, and gains recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, the Company or any Subsidiary in connection therewith, (iii) any extraordinary gains for such period and (iv) any non-cash items of income for such period that represent the reversal of any accrual of charges referred to in clauses (a)(v), (a)(vi), (a)(vii) or (a)(x) above, all determined on a consolidated basis in accordance with GAAP. In the event any Subsidiary shall be a Subsidiary that is not a Wholly Owned Subsidiary, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company (each, a “Reference Period”) for the purposes of any determination of the Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Company or any

Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that involves consideration in excess of US$100,000,000; and “Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to the Company and the Subsidiaries in excess of US$100,000,000.

“Consolidated Funded Debt” means, on any date, the sum for the Company and the Subsidiaries of all (a) Indebtedness (but not including any Indebtedness in the form of contingent consideration obligations of the Company or any Subsidiary incurred in connection with any business combination) that would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP, (b) Capital Lease Obligations, (c) Synthetic Lease Obligations, (d) Guarantees by the Company and the Subsidiaries of Indebtedness of Persons other than the Company and the Subsidiaries, (e) obligations, contingent or otherwise, of the Company and the Subsidiaries as an account party in respect of letters of credit and (f) Securitization Transactions.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (after giving effect, for the avoidance of doubt, to the elimination of intercompany accounts in accordance with GAAP); provided that there shall be excluded the income or loss of any Subsidiary that is not a Wholly Owned Subsidiary to the extent such income or loss is attributable to the noncontrolling interest in such Subsidiary.

“Consolidated Revenues” means, for any period, the aggregate revenues of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the consolidated total assets of the Company and the Subsidiaries, as such amount would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means Bank of America, N.A. and The Royal Bank of Scotland plc, in their capacities as co-syndication agents for the credit facility provided for herein.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that (a) shall have failed to fund its applicable Tranche Percentage of any Borrowing for three or more Business Days after the date such Borrowing is required to be funded by Lenders hereunder, (b) shall have failed to fund any portion of its participation in any LC Disbursement or Swingline Loan within three Business Days after the date on which such funding is to occur hereunder, (c) shall have notified the Administrative Agent (or shall have notified the Company, the Swingline Lender or any Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations or its funding obligations generally under other credit or similar agreements to which it is a party, (d) shall have failed (but not for fewer than three Business Days) after a request by the Administrative Agent to confirm that it will comply with its obligations to make Loans and fund participations in LC Disbursements and Swingline Loans hereunder or (e) shall have become the subject of a bankruptcy, liquidation or insolvency proceeding, or shall have had a receiver, conservator, trustee or custodian appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or shall have a parent company that has become the subject of a bankruptcy, liquidation or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be deemed to be a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender (whether controlling or otherwise), or the exercise of Control over a Lender or Person controlling such Lender, by a Governmental Authority.

“Defaulting Lender LC Exposures” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Defaulting Lender LC/Swingline Exposures” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Defaulting Lender Notice” has the meaning assigned to such term in Section 2.20(a).

“Defaulting Lender Swingline Exposures” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Designated Obligations” means Obligations consisting of the principal of and interest on outstanding Loans, reimbursement obligations in respect of LC Disbursements and fees.

“Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness of the Company or any other Domestic Subsidiary, in each case other than a Specified Foreign Subsidiary and any Subsidiary whose Guarantee of the Obligations has been released pursuant to Section 9.14.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates (excluding, in the case of Equity Interests in the Company, IAC), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the Maturity Date; provided, however, that an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments.

“Documentation Agent” means BNP Paribas and Barclays Bank plc, each in its capacity as documentation agent for the credit facility provided for herein.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any reportable event (within the meaning of Section 4043 of ERISA or the regulations issued thereunder) with respect to a Plan, other than an event for which the 30-day notice period is waived; (b) a failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in at-risk status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization (within the meaning of Title IV of ERISA) or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) concerning any Plan and with respect to which the Company or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a party in interest (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Company or any ERISA Affiliate.

“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate appearing on the Reuters “EURIBOR 01” screen displaying the EURIBOR Rate calculated by the European Central Bank (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Applicable Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro in the European interbank market) at approximately 10:00 a.m., London time, on the Quotation Date for such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “EURIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in Euro the US Dollar Equivalent of which is US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the European interbank market at approximately 10:00 a.m., London time, on the Quotation Date for such Interest Period.

“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable.

“European Tranche” has the meaning assigned to such term in the definition of the term “Tranche”.

“European Tranche Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make European Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s European Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s European Tranche Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption, or the documentation referred to in

Section 2.09(d)(i), pursuant to which such Lender shall have assumed or provided its European Tranche Commitment, as applicable. The initial aggregate amount of the Lenders’ European Tranche Commitments is US$700,000,000.

“European Tranche Lender” means a Lender with a European Tranche Commitment or European Tranche Revolving Exposure.

“European Tranche Percentage” means, at any time, with respect to any European Tranche Lender, the percentage of the total European Tranche Commitments represented by such Lender’s European Tranche Commitment at such time. If the European Tranche Commitments have terminated or expired, the European Tranche Percentages shall be determined based upon the European Tranche Commitments most recently in effect, giving effect to any assignments.

“European Tranche Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the European Tranche Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the principal amounts of the European Tranche Revolving Loans denominated in Euro or Sterling outstanding at such time, (c) the European Tranche Share of the LC Exposure at such time and (d) the European Tranche Share of the Swingline Exposure at such time. The European Tranche Revolving Exposure of any Lender at any time shall be such Lender’s European Tranche Percentage of the total European Tranche Revolving Exposure at such time.

“European Tranche Revolving Loan” means a Loan made by a European Tranche Lender pursuant to Section 2.01(b). Each European Tranche Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each European Tranche Revolving Loan denominated in Euro or Sterling shall be a Eurocurrency Loan.

“European Tranche Share” means, at any time, a percentage determined by dividing the aggregate amount of the European Tranche Commitments at such time by the aggregate amount of the Commitments at such time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as set forth on the applicable Reuters World Currency Page. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Applicable Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiaries” means, subject to Section 1.07, eLong, Inc., a Cayman Islands exempted company, and any subsidiary thereof, but only for so long as eLong, Inc. shall be a Subsidiary that is not a Wholly-Owned Subsidiary.

“Excluded Subsidiaries Redesignation” has the meaning assigned to such term in Section 1.07.

“Excluded Taxes” means, with respect to either Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any Borrowing Subsidiary hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or, in the case of any Lender, the jurisdiction in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed (other than solely as a result of the operation of the CAM Exchange) by the United States of America on payments from locations in the United States of America by the Company or any Borrowing Subsidiary to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that (i) such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company or any Borrowing Subsidiary with respect to such withholding tax pursuant to Section 2.17(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the applicable Borrower.

“Existing Credit Agreement” means the Credit Agreement dated as of July 8, 2005, as heretofore amended, among Expedia, Inc., a Delaware corporation, Expedia, Inc., a Washington corporation, Travelscape, LLC (formerly known as Travelscape, Inc.), a Nevada limited liability company, Hotels.com, a Delaware corporation, Hotwire, Inc., a Delaware corporation, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Europe Limited, as London agent.

“Existing Indentures” means (a) the Indenture dated as of August 21, 2006, as heretofore supplemented, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and The Bank of New York Trust Company, N.A., as Trustee, relating to the Company’s 7.456% Senior Notes due 2018, and (b) the 2016 Indenture.

“Existing Letters of Credit” means letters of credit listed on Schedule 2.06A that are outstanding on the Effective Date and issued by the Issuing Bank, whether under the Existing Credit Agreement or otherwise.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form S-4” means the Form S-4 Registration Statement filed by IAC and the Company with the SEC on April 25, 2005, as amended on or before June 17, 2005.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any “synthetic lease” financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, any expression by the Company or any Subsidiary of an intent to continue to provide financial support to any of its subsidiaries made in a management representation letter delivered in connection with an audit of the financial statements of such subsidiary, so long as such expression of intent does not create any binding obligation, contingent or otherwise, on the Company or such Subsidiary to provide such support, shall not be deemed to be a Guarantee.

“Guarantee Agreement” means (a) a Guarantee Agreement in substantially the form of Exhibit C among the Company, the Designated Subsidiaries and the Administrative Agent, together with all supplements thereto, or (b) in connection with the Guarantee of the Obligations by any Foreign Subsidiary, another guarantee agreement or similar agreements (subject in each case to such limits as shall be required under applicable local law) Guaranteeing the Obligations and in form and substance reasonably satisfactory to the Administrative Agent.

“Guarantee Requirement” means, at any time on or after the Effective Date, the requirement that:

(i) the Administrative Agent shall have received from the Company and each Designated Subsidiary that is not a Foreign Subsidiary (A) in the case of the Company and each Person that is a Designated Subsidiary on the Effective Date, a counterpart of the Guarantee Agreement referred to in clause (a) of the definition of Guarantee Agreement, duly executed and delivered on behalf of such Person or (B) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to such Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with such documents and opinions as the Administrative Agent may reasonably request, including (if so requested) documents and opinions of the type referred to in Sections 4.01(b) and 4.01(d) with respect to such Designated Subsidiary within 30 days (or such longer period as the Administrative Agent may agree to in writing) of such Person becoming a Designated Subsidiary; and

(ii) the Administrative Agent shall have received from each Designated Subsidiary that is a Foreign Subsidiary a counterpart of a Guarantee Agreement referred to in clause (a) or (b) of the definition of Guarantee Agreement, or a supplement thereto in the form specified therein, duly executed and delivered on behalf of such Loan Party; provided that, in the case of any Person that becomes a Designated Subsidiary after the Effective Date, such counterpart may be delivered within 30 days (or such longer period as the Administrative Agent may agree to in writing) of such Person becoming a Designated Subsidiary.

Notwithstanding the foregoing, a Foreign Subsidiary shall not be required to Guarantee any Obligation if the Company shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel, it would be a violation of applicable law for such Subsidiary to take such action.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IAC” means IAC/InterActiveCorp, a Delaware corporation.

“IAC Agreements” means each of the Separation Agreement dated as of August 9, 2005, by and between IAC and the Company, the Tax Sharing Agreement dated as of August 9, 2005, by and between IAC and the Company, the Employee Matters Agreement dated as of August 9, 2005, by and between IAC and the Company, and the Transition Services Agreement dated as of August 9, 2005, by and between IAC and the Company.

“Increase Effective Date” has the meaning assigned to such term in Section 2.09(d)(i).

“Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i).

“Incremental LC Participations” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Incremental LC/Swingline Participations” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Incremental Swingline Participations” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such

Disqualified Equity Interests are convertible or exchangeable), (j) all Securitization Transactions of such Person and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, Indebtedness of any Person shall not include (i) trade payables, (ii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (iii) customer deposits and advances, and interest payable thereon, in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person in connection with the purchase of goods or services, or (iv) obligations under overdraft arrangements with banks outside the United States of America incurred in the ordinary course of business to cover working capital needs.

“Indemnified Taxes” means Taxes other than Excluded Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(b) .

“Initial Loans” has the meaning assigned to such term in Section 2.09(d)(ii).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender participating therein, nine or twelve months) thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A. and any other Lender that has entered into an Issuing Bank Agreement with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i) . Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” means an agreement among the Company, the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder, in the form of Exhibit A-2 or any other form approved by the Administrative Agent.

“Judgment Currency” has the meaning assigned to such term in Section 9.15(b).

“LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.06 or in such Issuing Bank’s Issuing Bank Agreement.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in an Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in Section 2.06(e) or 2.06(l), as applicable.

“LC Exchange Rate” means, on any day, with respect to US Dollars in relation to any Alternative Currency, the rate at which US Dollars may be exchanged into such Alternative Currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of such Alternative Currency with US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Combined Tranche Percentage of the total LC Exposure at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made in a currency other than US Dollars, (a) the date on which the applicable Issuing Bank shall advise the Applicable Agent that it purchased with US Dollars the currency used to make such LC Disbursement or (b) if such Issuing Bank shall not advise the Applicable Agent that it made such a purchase, the date on which such LC Disbursement is made.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.09(d) or 9.02(c) or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, and, as of the Effective Date, the Existing Letters of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter of the Company, ended most recently prior to such date).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency (other than Euros) for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates for such currency (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Applicable Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such currency in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Date for such Interest Period, as the rate for deposits in such currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in such currency the US Dollar Equivalent of which is US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Date for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than any third party that is not exempt from the automatic stay provisions of the Bankruptcy Code, as provided in Section 555 thereof) with respect to such securities.

“Loan Documents” means (a) this Agreement, the Guarantee Agreement, the Borrowing Subsidiary Agreements, the Borrowing Subsidiary Terminations and any promissory notes delivered pursuant to Section 2.10(e) and (b) except for purposes of Section 9.02, any letter of credit applications referred to in Section 2.06(a) or any Issuing Bank Agreement.

“Loan Parties” means the Company and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, and (b) with respect to a Loan or Borrowing made in any other currency, London time.

“London Agent” means J.P. Morgan Europe Limited, or any other Affiliate or branch of JPMorgan Chase Bank, N.A., that JPMorgan Chase Bank, N.A. shall have designated for the purpose of acting in such capacity hereunder.

“Mandatory Costs Rate” has the meaning assigned to such term in Exhibit D.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$30,000,000. For purposes of determining Material Indebtedness, the “amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate principal amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, at any time, each Subsidiary other than Subsidiaries that (a) together with their own subsidiaries, do not represent more than 2% for any such Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (i) Consolidated Total Assets or (ii) Consolidated Revenues of the Company and the Subsidiaries at the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to such time and (b) do not own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary; provided that each Borrowing Subsidiary shall in any event be a Material Subsidiary.

“Maturity Date” means the third anniversary of the Effective Date.

“Maximum Incremental Participations Amount” has the meaning assigned to such term in Section 2.20(a)(iii)(C)(3) .

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained, sponsored or contributed to by the Company or any ERISA Affiliate.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i) .

“Obligations” has the meaning assigned to such term in the Guarantee Agreement.

“OECD” means the Organization for Economic Cooperation and Development.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Partial Transfer” has the meaning assigned to such term in Section 6.08(k) .

“Partial Transfer Asset Amount” means, for any Partial Transfer Subsidiary, the product of (a) the applicable Partial Transfer Percentage and (b) the aggregate book value of all the assets of such Partial Transfer Subsidiary, determined as of the end of the fiscal quarter of the Company ending on or most recently prior to the date of the Partial Transfer.

“Partial Transfer EBITDA Amount” means, for any Partial Transfer Subsidiary, the product of (a) the applicable Partial Transfer Percentage and (b) the portion of the Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to the date of the Partial Transfer that is attributable to such Partial Transfer Subsidiary.

“Partial Transfer Parent Subsidiary” has the meaning assigned to such term in Section 6.08(k) .

“Partial Transfer Percentage” means, with respect to any Partial Transfer Subsidiary, the percentage of the aggregate equity value of the applicable Partial Transfer Parent Subsidiary held by Persons other than the Company or any Subsidiary as a result of any Partial Transfer made in reliance on Section 6.08(k), in each case determined immediately after giving effect to such Partial Transfer.

“Partial Transfer Spin-Off Subsidiary” has the meaning assigned to such term in Section 6.08(k) .

“Partial Transfer Subsidiaries” has the meaning assigned to such term in Section 6.08(k) .

“Participant” has the meaning assigned to such term in Section 9.04(c)(i) .

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Charitable Contributions” means charitable contributions (as defined in Section 170(c) of the Code, whether in the form of cash, securities or other property and without regard to whether such charitable contributions are deductible for income tax purposes) made by the Company or any Subsidiary, whether directly (including to a donor advised fund) or through one or more Affiliates, and any binding commitment with respect thereto; provided that the aggregate amount of such contributions made by the Company and the Subsidiaries during any fiscal year of the Company, together with the aggregate amount of all binding commitments of the Company and the Subsidiaries to make any such contributions during such fiscal year, may not exceed US$10,000,000 in the aggregate.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ and lessors’ Liens (and deposits to obtain the release of such Liens), setoff rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to such Liens imposed by law), arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in good faith by appropriate proceedings; provided that (A) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (B) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (C) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, disability, unemployment insurance and other similar plans or programs and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including deposits in respect of tax assessments (or in respect of any performance bonds posted in connection therewith) that are required to be made by the assessing municipalities prior to the commencement of litigation challenging such assessments), in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means Barry Diller, Liberty Media Corporation, their respective Affiliates and any group of which any of the foregoing is, in terms of both economic and voting interest, one of the principal members.

“Permitted Investments” means:

(a) direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b) direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America;

(c) direct obligations of, and obligations fully guaranteed by, any State of the United States of America that are rated investment grade by Moody’s and by S&P, including general obligation and revenue notes and bonds, insured bonds (including all insured bonds having, at such date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d) Indebtedness of any county or other local governmental body within the United States of America having, at such date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P, or Tax-Exempt Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of such acquisition, rated at least P-1 or VMIG-1, respectively, by Moody’s and A-1 or SP-1, respectively, by S&P;

(e) non-US Dollar denominated indebtedness of other sovereign countries having, at such date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P;

(f) non-US Dollar denominated indebtedness of government agencies having, at such date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P;

(g) mortgage-backed securities of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America; provided that such mortgage-backed securities that are purchased on a TBA (“To-Be-Announced”) basis must have a settlement date of less than three months from date of purchase;

(h) collateralized mortgage obligations of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America;

(i) commercial paper issued by any corporation or bank having a maturity of nine months or less and having, at such date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s and A1 or the equivalent thereof from S&P;

(j) money market investments, bankers acceptances, certificates of deposit, notes or time deposits issued by any domestic bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(k) money market investments, deposits, bankers acceptances, certificates of deposit and other like instruments, in each case directly guaranteed by any commercial bank organized under the laws of a member nation of the European Union or the OECD ranked in the 100 largest banks in the world (as measured by assets and ranked by American Banker Journal) denominated in US Dollars, Sterling, Euro, Canadian Dollars, Australian Dollars, Norwegian Kroner or Swiss Francs;

(l) direct obligations of corporations, banks and agencies, including medium term notes (MTN) and bonds, structured notes and Eurodollar/Yankee notes and bonds, in each case having, at the date of acquisition, a credit rating of at least A2 from Moody’s and A from S&P;

(m) repurchase and reverse repurchase agreements for securities described in clauses (a) through (c) above with a financial institution described in clause (j) above;

(n) money market funds and mutual funds consisting primarily of investments described in clauses (a) through (l) above, in each case having a credit rating of at least A2 from Moody’s and A from S&P, and in each case having at least US$500,000,000 of assets under management; and

(o) other investments determined by the Company or any Subsidiary to entail credit risks not materially greater than those associated with the foregoing investments and approved in writing by the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by the Company or any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Quotation Date” means (a) with respect to any Eurocurrency Borrowing denominated in any currency other than Sterling for any Interest Period, two Business Days prior to the commencement of such Interest Period and (b) with respect to any Eurocurrency Borrowing denominated in Sterling for any Interest Period, the first Business Day of such Interest Period.

“Reallocated Letter of Credit” has the meaning assigned to such term in Section 2.20(a)(iii) .

“Reallocated Swingline Loan” has the meaning assigned to such term in Section 2.20(a)(iii) .

“Redesignation Effective Date” has the meaning assigned to such term in Section 1.07.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv) .

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time of such Lender’s US Tranche Revolving Exposure and European Tranche Revolving Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly, or indirectly through a special purpose vehicle, to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and/or any discount (but not in excess of the discount that would be usual and customary for Securitization Transactions in light of the then prevailing market conditions) in the purchase price therefor. For purposes of Section 6.02 only, a Securitization Transaction shall be deemed to be secured by a Lien on the accounts receivable or interests therein that are subject thereto, and such accounts receivable and interests shall be deemed to be assets of the Company and the Subsidiaries.

“Specified Foreign Subsidiary” means (a) a Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) and (b) any subsidiary of any entity described in clause (a) of this definition.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(d)(ii) .

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Loan Party” means each Subsidiary that is a party to the Guarantee Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Combined Tranche Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, under a synthetic, off-balance sheet or tax retention lease, including any financing lease or other agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are characterized as the indebtedness of such Person for US tax purposes (without regard to accounting treatment), and the amount of such obligations shall be the capitalized amount thereof that would appear on a balance sheet of such Person under GAAP if such lease were accounted for as a capital lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the US Tranche Commitments, the US Tranche Revolving Loans and participations in Letters of Credit and Swingline Loans attributable to the US Tranche Commitments and (b) the European Tranche Commitments, the European Tranche Revolving Loans and participations in Letters of Credit and Swingline Loans attributable to the European Tranche Commitments. The categories of Commitments and extensions of credit described under clauses (a) and (b) above are, respectively, the “US Tranche” and the “European Tranche”.

“Tranche Percentage” means, at any time, with respect to any Lender holding any Commitment or Loan under the US Tranche or the European Tranche, such Lender’s US Tranche Percentage or European Tranche Percentage, as applicable, at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the satisfaction of the Guarantee Requirement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Alternate Base Rate.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05(b).

“US Dollars” or “US$” refers to lawful money of the United States of America.

“US Tranche” has the meaning assigned to such term in the definition of the term “Tranche”.

“US Tranche Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make US Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Tranche Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s US Tranche Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption, or the documentation referred to in Section 2.09(d)(i), pursuant to which such Lender shall have assumed or provided its US Tranche Commitment, as applicable. The initial aggregate amount of the Lenders’ US Tranche Commitments is US$50,000,000.

“US Tranche Lender” means a Lender with a US Tranche Commitment or US Tranche Revolving Exposure.

“US Tranche Percentage” means, at any time, with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender’s US Tranche Commitment at such time. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments.

“US Tranche Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the US Tranche Revolving Loans outstanding at such time, (b) the US Tranche Share of the LC Exposure at such time and (c) the US Tranche Share of the Swingline Exposure at such time. The US Tranche Revolving Exposure of any Lender at any time shall be such Lender’s US Tranche Percentage of the total US Tranche Revolving Exposure at such time.

“US Tranche Revolving Loan” means a Loan made by a US Tranche Lender pursuant to Section 2.01(a) . Each US Tranche Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

“US Tranche Share” means, at any time, a percentage determined by dividing the aggregate amount of the US Tranche Commitments at such time by the aggregate amount of the Commitments at such time.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” means any Subsidiary all the Equity Interests in which (other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required under applicable law to be held by Persons other than the Company or the Wholly Owned Subsidiaries) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency US Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Tranche Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency US Tranche Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including to this Agreement or any other Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) for purposes of determining compliance with any covenant set forth in Article VI, no effect shall be given to any election under Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition, investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, and may also reflect (i) any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (ii) any other demonstrable cost-savings and other adjustments not included in the foregoing clause (i) that are reasonably anticipated by the Company to be achieved in connection with any such event within the 12-month period following the consummation of such event, which the Company determines are reasonable and as set forth in a certificate of a Financial Officer; provided that the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to this clause (ii) shall not exceed 10% of the amount which could have been included in Consolidated EBITDA in the absence of the adjustment pursuant to this clause (ii).

SECTION 1.05. Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02, 6.03, 7.01(f), 7.01(g) or 7.01(k), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02 or 6.03 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness, Liens or Sale/Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Sections 6.05 and 6.08, the amount of each payment, disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date of the consummation thereof. Such currency exchange rates shall be determined in good faith by the Company. For purposes of Sections 6.10 and 6.11, and the related definitions, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates then most recently used in preparing the Company’s consolidated financial statements.

(b) (i) The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date of the issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as provided in Sections 2.06(e) and 2.06(l) .

(ii) The Applicable Agent shall determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency on or about the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in the next sentence, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the CAM Exchange Date, and such amount shall be the US Dollar Equivalent of such Borrowing for all purposes of Section 7.02.

(iii) The Applicable Agent may also determine the US Dollar Equivalent of any Borrowing or Letters of Credit denominated in an Alternative Currency as of such other dates as such Applicable Agent shall determine, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv) The Administrative Agent shall notify the Company, the applicable Lenders and the applicable Issuing Bank of each determination of the US Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

SECTION 1.06. Status of Obligations. The Company represents, warrants and agrees that this Agreement is included in the definition of “Credit Agreement” under, and for the purposes of, the 2016 Indenture.

SECTION 1.07. Concerning Excluded Subsidiaries. The Company may request that all (but not less than all) of the Excluded Subsidiaries cease to be treated as Excluded Subsidiaries for all purposes of this Agreement and the other Loan Documents (such event being referred to herein as the “Excluded Subsidiaries Redesignation”). Such request shall be made by written notice to the Administrative Agent, specifying the requested date of effectiveness of the Excluded Subsidiaries Redesignation (the “Redesignation Effective Date”). The Excluded Subsidiaries Redesignation shall become effective on the Redesignation Effective Date, provided that no Default shall have occurred and is continuing on the Redesignation Effective Date, or would result from the Excluded Subsidiaries Redesignation.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans denominated in US Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s US Tranche Revolving Exposure exceeding such Lender’s US Tranche Commitment or (ii) the sum of the total US Tranche Revolving Exposures exceeding the total US Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow US Tranche Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each European Tranche Lender agrees to make European Tranche Revolving Loans denominated in US Dollars, Euro or Sterling to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s European Tranche Revolving Exposure exceeding such Lender’s European Tranche Commitment or (ii) the sum of the total European Tranche Revolving Exposures exceeding the total European Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow European Tranche Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised (i) in the case of Borrowings denominated in US Dollars, entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, and (ii) in the case of Borrowings denominated in any other currency, entirely of

Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total US Tranche Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurocurrency Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing denominated in Euro or Sterling, not later than 11:00 a.m., London time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount and currency of the requested Borrowing;

(ii) the Class of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) if denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the applicable Borrower to which funds are to be disbursed, which shall comply with Section 2.07, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity and the account of the Issuing Bank that had made such LC Disbursement.

If no currency is specified with respect to any requested Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (A) if denominated in US Dollars, an ABR Borrowing and (B) if denominated in any other currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary hereunder and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding US$90,000,000, (ii) the aggregate US Tranche Revolving Exposures exceeding the aggregate US Tranche Commitments or (iii) the aggregate European Tranche Revolving Exposures exceeding the aggregate European Tranche Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan requested to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the account of the applicable Issuing Bank identified in such notice) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of the Swingline Loans in which such Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Combined Tranche Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Combined Tranche Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other Person on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the

Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve a Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit will, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), be deemed to have been issued hereunder on the Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall deliver by hand or facsimile transmission (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient of such notice) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of a Borrower thereunder or that are inconsistent with the provisions of this Agreement or the other Loan Documents shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$90,000,000, (ii) the aggregate US Tranche Revolving Exposures shall not exceed the aggregate US Tranche Commitments, (iii) the aggregate European Tranche Revolving Exposures shall not exceed the aggregate European Tranche Commitments and (iv) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring pursuant to the terms of such Letter of Credit.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Combined Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Combined Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to a Borrower for any reason. Such payment by the Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be US Dollars, then in the currency of such LC Disbursement and (ii) if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, in an amount of US Dollars, calculated by the Administrative Agent based on current exchange rates on the applicable LC Participation Calculation Date, sufficient to enable the Administrative Agent to purchase an amount of such Alternative Currency equal to the amount of such LC Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any fluctuation in currency values, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 11:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is denominated in US Dollars and is not less than the Borrowing Minimum for US Dollar denominated Loans, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make any such reimbursement payment when due, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Lender’s Combined Tranche Percentage thereof, and each Lender shall pay in US Dollars to the Administrative Agent on the date such notice is received its Combined Tranche Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Lender.

(f) Obligations Absolute. The obligation of each Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Agents, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined in a nonappealable judgment by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of an LC Disbursement made in an Alternative Currency pursuant to paragraph (e) or (l) of this Section, at the rate per annum then applicable to

ABR Revolving Loans and (ii) if such LC Disbursement is made in an Alternative Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (l) of this Section, at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement plus the Applicable Rate applicable to Eurocurrency Revolving Loans at such time; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be paid to the Administrative Agent for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.12(b)), but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount in cash equal to the LC Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the applicable Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (e) of this Section and interest accrued thereon shall be payable in US Dollars and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower or any Material Subsidiary described in Section 7.01(h) or 7.01(i). The Borrowers shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.20. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be in Permitted Investments and shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(m) Communications with Beneficiaries. Each Issuing Bank shall use its commercially reasonable efforts to provide advance notice to the Company of any formal communication by such Issuing Bank with any beneficiary under any Letter of Credit issued by such Issuing Bank with respect thereto, other than any such communication in the ordinary course of business or otherwise in accordance with the standard operating procedures of such Issuing Bank.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in an Alternative Currency, a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of such Borrower, (A) if denominated in US Dollars, the interest rate applicable to ABR Loans and (B) if denominated in an Alternative Currency, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Revolving Borrowing denominated in US Dollars to a different Type or to continue any Revolving Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by such Borrower. Notwithstanding any other provision of this Section, no Borrower shall be permitted to change the currency of any Borrowing or to convert any Borrowing to a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then such Borrowing shall be repaid as provided herein at the end of such Interest Period, unless such Borrowing is denominated in US Dollars, in which case (unless it is so repaid) it shall be converted to an ABR Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) in the case of Borrowings denominated in US Dollars, (A) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (ii) in the case of Borrowings denominated in Alternative Currencies, unless repaid, each Eurocurrency Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.09. Termination and Reduction of Commitments; Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments under any Tranche shall be in an amount that is an integral multiple of the Borrowing Multiple for US Dollar denominated Loans and not less than the Borrowing Minimum for US Dollar denominated Loans and (ii) the Company shall not terminate or reduce the Commitments under any Tranche if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the US Tranche Revolving Exposure would exceed the total US Tranche Commitments or the European Tranche Revolving Exposure would exceed the total European Tranche Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under any Tranche delivered by the Company may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the Lenders in accordance with their respective Commitments under such Tranche.

(d) The Company may from time to time request increases in the aggregate amount of Commitments under either Tranche pursuant to the provisions of this paragraph.

(i) The Company may, by written notice to the Administrative Agent (which shall promptly forward such notice to each Lender under the applicable Tranche), request (A) that the total Commitments under either Tranche be increased (a “Commitment Increase”) by an amount for each increased Tranche of not less than US$25,000,000 and (B) at the election of the Company, that simultaneous decreases (each, a “Commitment Decrease”) be made to the Commitments under the other Tranche; provided that at no time shall the aggregate amount of Commitment Increases effected pursuant to this paragraph, when taken together with the aggregate amount of new Commitments established under Section 9.02(c), exceed the aggregate amount of Commitment Decreases effected pursuant to this paragraph by more than US$250,000,000. Each such notice shall set forth the amount of the requested Commitment Increase (and Commitment Decrease, as applicable) in each Tranche, and the date on which such adjustment is requested to become effective (which shall be not less than 10 Business Days or more than 30 days after the date of such notice). The Company may arrange for one or more banks or other entities (any such bank or other entity being called an “Augmenting Lender” with respect to such Tranche), which may include any Lender under either Tranche (each Lender so agreeing being an “Increasing Lender” with respect to such Tranche, and each Lender so declining being a “Non-Increasing Lender” with respect to such Tranche), to extend Commitments or, in the case of any Lender, increase its Commitment in an aggregate amount equal to the amount of the requested Commitment Increase; provided that each Augmenting Lender shall be subject to the approval of the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld) and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any Commitment Increase under any Tranche may be made in an amount less than the Commitment Increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders and Increasing Lenders. Not less than three Business Days prior to the effective date (the “Increase Effective Date”) of any Commitment Increase under any Tranche pursuant to this Section 2.09(d), the Company shall by written notice to the Administrative Agent confirm the Commitment Decreases, if any, to be made to the Commitments under the other Tranches specified in the original notice given in respect of the proposed adjustments or shall specify the Commitment Decreases, if any, to be made in lieu thereof.

(ii) On the Increase Effective Date, (A) the aggregate principal amount of the Revolving Loans outstanding under each Tranche under which a Commitment Increase will become effective (the “Initial Loans” under such Tranche) immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (B) after the effectiveness of the Commitment Increase, the Borrowers holding Commitments under such Tranche shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans under such Tranche and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Lender under such Tranche shall pay to the Administrative Agent in same day funds an amount equal to the difference, if positive, between (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (2) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans, (D) after the Administrative Agent receives the funds specified in clause (C) above, the Administrative Agent shall pay to each Lender under such Tranche the portion of such funds that is equal to the difference, if positive, between (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans and (2) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (E) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (F) each applicable Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (A) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

(iii) On the Increase Effective Date, each Commitment Decrease specified in the notice by the Company pursuant to paragraph (d)(i) above (as adjusted pursuant to the last sentence of such paragraph) shall be made ratably among the Lenders holding Commitments under the decreasing Tranche in accordance with their respective Commitments under such Tranche.

(iv) Commitment Increases, Commitment Decreases and new Commitments created pursuant to this Section 2.09(d) shall become effective on the date specified in the original notice delivered by the Company pursuant to the first sentence of paragraph (d)(i) above.

(v) Notwithstanding the foregoing, no increase in the Commitments under any Tranche (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless (A) on the date of such increase, the conditions set forth in Section 4.02(a) and Section 4.02(b) shall be satisfied (without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer and (B) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered pursuant to Section 4.03(c) in connection with the designation of a new Borrowing Subsidiary as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender outstanding to it on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars is made, each Borrower shall repay all Swingline Loans then outstanding to it, if any, and may use all or a portion of the proceeds of such Revolving Borrowing to fund such repayment. The Borrowers will repay the principal amount of each Loan and the accrued interest thereon in the currency in which such Loan is denominated.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without any premium or penalty (but including amounts owed under Section 2.16) subject to prior notice in accordance with paragraph (b) of this Section.

(b) In the event and on each occasion that the Revolving Credit Exposure under any Tranche exceeds the sum of the Commitments under such Tranche, the Borrowers shall not later than the next Business Day prepay Revolving Borrowings of the applicable Tranche in an aggregate amount equal to such excess, and in the event that after such prepayment of Borrowings any such excess shall remain, the Borrowers shall deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrowers in respect of Letters of Credit under such Tranche; provided that if such excess results from a change in currency exchange rates, such prepayment and deposit shall be required to be made not later than the fifth Business Day after the day on which the Administrative Agent shall have given the Company notice of such excess. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have sole dominion and control, including exclusive rights of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements under such Tranche for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure under such Tranche at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding more than 50% of the LC Exposures), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers have provided cash collateral to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrowers if so requested by the Company at any time if and to the extent that, after giving effect to such release, the aggregate amount of the Revolving Credit Exposures under the applicable Tranche would not exceed the aggregate amount of the Commitments under such Tranche. Prepayments made under this paragraph shall be without any premium or penalty (but shall include amounts owed under Section 2.16).

(c) The applicable Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment; provided that in the case of any prepayment required to be made within one Business Day under paragraph (b) of this Section the applicable Borrower will give such notice as soon as practicable. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which the last of such Commitments terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments of any Class terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender under any Tranche shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender under such Tranche (and the Swingline Exposure of such Lender shall be disregarded for such purpose prior to the acquisition by such Lender of a participation therein pursuant to Section 2.05(c)).

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the daily LC Exposure attributable to Letters of Credit issued by such Issuing Bank, during the period from and including the Effective Date to but excluding the later of the date the LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of any such Borrowing denominated in US Dollars or Sterling, at the Adjusted LIBO Rate and (ii) in the case of any such Borrowing denominated in Euro, at the Adjusted EURIBO Rate, in each case for the Interest Period in effect for such Borrowing, plus, in each case, the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Eurocurrency Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Adjusted EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or Adjusted EURIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the majority in interest of the Lenders under the affected Tranche that the Adjusted LIBO Rate or Adjusted EURIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and, unless repaid, such Borrowing shall, if denominated in US Dollars, be made as an ABR Borrowing or, if denominated in an Alternative Currency, bear interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate, and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall, if denominated in US Dollars, be made as an ABR Borrowing or, if denominated in an Alternative Currency, bear interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Adjusted EURIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market or European interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, as the case may be, setting forth in reasonable detail the manner in which such amount or amounts have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If an Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any amount as to which it has been indemnified by any Borrower pursuant to this Section 2.15, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made by such Borrower under this Section 2.15 with respect to the events giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of such Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent, any Lender or any Issuing Bank to make available its accounting records (or any other information which it deems confidential) to any Borrower or any other Person.

(f) For the avoidance of doubt, this Section 2.15 (i) shall not entitle any Lender or Agent to compensation in respect of any Excluded Taxes, (ii) shall not apply to (A) Indemnified Taxes imposed on payments by or on account of any obligations of the Borrowers hereunder or under any Loan Document or (B) Other Taxes, it being understood that Indemnified Taxes and Other Taxes shall be governed by Section 2.17(a), and (iii) shall not relieve any Lender of any obligation pursuant to Section 2.17(d), (f) or (g).

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall indemnify each Agent, Lender and Issuing Bank, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender and Issuing Bank severally agrees to indemnify each Agent, within 20 days after written demand therefor, for the full amount of any Excluded Taxes attributable to such Lender or Issuing Bank that are paid or payable by such Agent in connection with any Loan Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any amounts for which such Agent has been reimbursed by the Borrowers), whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Lender or Issuing Bank by an Agent shall be conclusive absent manifest error. Nothing herein shall prevent any Lender or Issuing Bank from contesting the applicability of any Excluded Taxes that it believes to have been incorrectly or illegally imposed or asserted by any Governmental Authority; provided that no such contest shall suspend the obligation of any Lender or Issuing Bank to pay amounts due to the Agents as provided in the first sentence of this paragraph.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

(g) If an Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of such Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or such Issuing Bank in the event such Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or a Borrower or any other Person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Local Time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified by it from time to time to the Company for such purpose, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise provided herein, (i) all payments of principal, interest or reimbursement obligations in respect of any Loan or Letter of Credit shall be made in the currency of such Loan or Letter of Credit and (ii) all other payments under each Loan Document (including all fees) shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans under any Tranche resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender under such Tranche, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders under such Tranche to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans under such Tranche; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or Participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower, as the case may be, in the amount of such participation.

(d) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or an Issuing Bank hereunder that any Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (A) if such amount is denominated in US Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, and (B) if such amount is denominated in an Alternative Currency, a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d), 2.06(e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by either Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed waiver, amendment or other modification that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, where applicable, a majority in interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable waiver, amendment or other modification can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if one or more Lenders become Defaulting Lenders, then, upon notice to such effect by the Administrative Agent (which notice shall be given promptly after the Administrative Agent becomes aware that any Lender shall have become a Defaulting Lender, including as a result of being advised thereof by the Swingline Lender, any Issuing Bank or the Company) (such notice being referred to as a “Defaulting Lender Notice”), the following provisions shall apply for so long as any such Lender is a Defaulting Lender:

(i) no commitment fee shall accrue on the unused amount of any Commitment of any Defaulting Lender pursuant to Section 2.12(a);

(ii) the Commitments and Revolving Credit Exposures of each Defaulting Lender shall be disregarded in determining whether the Required Lenders shall have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.02); provided, however, that any waiver, amendment or other modification that, disregarding the effect of this clause (ii), requires the consent of all Lenders or of all Lenders affected thereby shall continue to require the consent of each Defaulting Lender in accordance with the terms hereof;

(iii) if any Swingline Loans are outstanding or any LC Exposure exists at the time any Lender becomes a Defaulting Lender (each such Swingline Loan being referred to as a “Reallocated Swingline Loan”, and each Letter of Credit to which such LC Exposure is attributable being referred to as a “Reallocated Letter of Credit”), then:

(A) subject to clause (C) below, the obligation of each Non-Defaulting Lender to purchase participations in each Reallocated Swingline Loan under Section 2.05(c) shall be adjusted to be determined on the basis of such Lender’s Adjusted Combined Tranche Percentage;

(B) subject to clause (C) below, the participation of each Non-Defaulting Lender in each Reallocated Letter of Credit shall be adjusted to be determined under Section 2.06(d) on the basis of such Lender’s Adjusted Combined Tranche Percentage;

(C) notwithstanding the foregoing:

(1) if any Lender that becomes a Defaulting Lender shall be the Swingline Lender or an Affiliate thereof, no adjustment shall be made pursuant to clause (A) above on account of such Lender becoming a Defaulting Lender;

(2) if any Lender that becomes a Defaulting Lender shall be an Issuing Bank or an Affiliate thereof, no adjustment shall be made pursuant to clause (B) above with respect to participations in any Letter of Credit issued by such Issuing Bank; and

(3) if the sum of (x) all the Defaulting Lenders’ Combined Tranche Percentages of the aggregate principal amount of the Reallocated Swingline Loans (the “Defaulting Lender Swingline

Exposures”) and (y) all the Defaulting Lenders’ Combined Tranche Percentages of the LC Exposure attributable to the Reallocated Letters of Credit (the “Defaulting Lender LC Exposures” and, together with the Defaulting Lender Swingline Exposures, the “Defaulting Lender LC/Swingline Exposures”) exceeds the aggregate amount of the unused Commitments of the Non-Defaulting Lenders as of the time the adjustments are to be made pursuant to clauses (A) and (B) above (the aggregate amount of such Commitments being referred to as the “Maximum Incremental Participations Amount”), then (I) the incremental amount of participations acquired by the Non-Defaulting Lenders under clause (A) above (the “Incremental Swingline Participations”) shall not exceed at any time the Maximum Incremental Participations Amount multiplied by a fraction of which the numerator is the Defaulting Lender Swingline Exposure at such time and the denominator is the Defaulting Lender LC/Swingline Exposure at such time and (II) the incremental amount of participations acquired by the Non-Defaulting Lenders under clause (B) above (the “Incremental LC Participations” and, together with the Incremental Swingline Participations, the “Incremental LC/Swingline Participations”) shall not exceed at any time the Maximum Incremental Participations Amount multiplied by a fraction of which the numerator is the portion of the Defaulting Lender LC Exposure at such time and the denominator is the Defaulting Lender LC/Swingline Exposure at such time;

(D) if the Incremental LC/Swingline Participations shall be less than the Defaulting Lender LC/Swingline Exposure as a result of the circumstances described in clause (C)(3) above, then the Borrowers shall, within one Business Day after receipt of written notice to that effect from the Administrative Agent, (1) first, prepay the Reallocated Swingline Loans and (2) second, cash collateralize the Reallocated Letters of Credit (in a manner and under documentation reasonably satisfactory to the Administrative Agent) in an aggregate amount equal to the excess, if any, of the Defaulting Lender LC/Swingline Exposure over the Incremental LC/Swingline Participations;

(E) if any Reallocated Letter of Credit shall have been cash collateralized by the Borrowers pursuant to clause (D) above, then the Borrowers shall not be required to pay any letter of credit participation fees to the Defaulting Lenders pursuant to Section 2.12(b) with respect to the portion of such Reallocated Letter of Credit that is so cash collateralized;

(F) if an adjustment shall have been made pursuant to clause (B) above to the participations of the Non-Defaulting Lenders in Reallocated Letters of Credit, then the letter of credit participation fees that would otherwise have been payable to the Defaulting Lenders pursuant to Section 2.12(b) with respect to the portion of such Reallocated Letters of Credit equal to the Incremental LC Participations therein shall instead accrue for the accounts of, and be payable to, the Non-Defaulting Lenders in accordance with their Adjusted Combined Tranche Percentages;

(G) if the Defaulting Lender LC Exposure at any time shall exceed the sum of the Incremental LC Participations at such time and the portion of the Reallocated Letters of Credit cash collateralized at such time pursuant to clause (D) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Non-Defaulting Lender hereunder, all letter of credit participation fees payable to the Defaulting Lenders under Section 2.12(b) with respect to the portion of the Defaulting Lender LC Exposure equal to such excess shall instead ratably accrue for the accounts of, and be payable to, the Issuing Banks that shall have issued Reallocated Letters of Credit; and

(H) the Revolving Credit Exposures of each Non-Defaulting Lender shall be determined after giving effect to the Incremental LC/Swingline Participations acquired by such Lender under the foregoing clauses of this clause (iii);

(iv) in the event any Swingline Loan shall be made, or any Letter of Credit shall be issued or amended to increase the amount thereof, (A) the participations of the Non-Defaulting Lenders therein shall be determined in the manner set forth in clause (iii)(A) or (iii)(B) above, as applicable, as if such Swingline Loan or Letter of Credit shall have been a Reallocated Swingline Loan or a Reallocated Letter of Credit, as the case may be, and (B) letter of credit participation fees that would otherwise have been payable to the Defaulting Lenders pursuant to Section 2.12(b) in respect of any such Letter of Credit shall be subject to clause (iii)(F) above; provided, however, that, notwithstanding anything to the contrary set forth herein, the Swingline Lender shall not be required to make any Swingline Loan, and no Issuing Bank shall be required to issue, extend, renew or increase the amount of any Letter of Credit, in each case unless it is satisfied that the Defaulting Lenders’ Tranche Percentage of such Swingline Loan or of the LC Exposure attributable to such Letter of Credit will be entirely covered by participations therein of the Non-Defaulting Lenders and/or, in the case of the LC Exposure, cash collateral provided by the Borrowers (in a manner and under documentation satisfactory to the applicable Issuing Bank); and

(v) any amount payable to or for the account of any Defaulting Lender in its capacity as a Lender hereunder (whether on account of principal, interest, fees or otherwise, and including any amounts payable to such Defaulting Lender pursuant to Section 2.11, but excluding any amounts payable to such Defaulting Lender pursuant to Sections 2.15, 2.16, 2.17, 2.19(b) and 9.04) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Applicable Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied (1) first, to the payment of any amounts owing by such Defaulting Lender to any Agent hereunder, (2) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Swingline Lender and the Issuing Banks in respect of such Defaulting Lender’s participations in Swingline Loans and Letters of Credit (and to the extent any such amounts shall have been paid by Non-Defaulting Lenders as a result of adjustments pursuant to clause (iii) above, to reimburse such Non-Defaulting Lenders for such amounts), (3) third, to cash collateralize participation obligations of such Defaulting Lender in respect of outstanding Swingline Loans and Letters of Credit and (4) fourth, to the funding of such Defaulting Lender’s Tranche Percentage of any Borrowing in respect of which such Defaulting Lender shall have failed to fund such share as required hereunder and (B) to the extent not applied or held as aforesaid, be distributed to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(b) In the event the Administrative Agent, the Swingline Lender, each Issuing Bank and the Company shall have agreed that a Lender that is a Defaulting Lender has adequately remedied all matters that caused such Lender to become a Defaulting Lender, then (i) such Lender shall cease to be a Defaulting Lender for all purposes hereof, (ii) the obligations of the Lenders to purchase participations in Swingline Loans under Section 2.05(c) and the participations of the Lenders in Letters of Credit under Section 2.06(d) shall be readjusted to be determined on the basis of the Lenders’ Combined Tranche Percentages and (iii) such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine to be necessary in order for the Revolving Loans to be held by the Lenders in accordance with their Combined Tranche Percentages.

(c) No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrowers of their obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that the Borrowers, the Agents, the Swingline Lender, any Issuing Bank or any Non-Defaulting Lender may have against such Defaulting Lender (and, for the avoidance of doubt, each Non-Defaulting Lender shall have a claim against any Defaulting Lender for any losses it may suffer as a result of the operation of this Section).

ARTICLE III

Representations and Warranties

The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Company and the Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization (except, in the case of Subsidiaries that are not Material Subsidiaries, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes (assuming due execution by the parties hereto other than the Company and the Subsidiaries), and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute (assuming due execution by the parties thereto other than the Company and the Subsidiaries), a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except those that have been obtained or made and are in full force and effect or those the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture, or other material agreement or instrument binding upon the Company or any of the Material Subsidiaries or its assets, or require any payment to be made by the Company or any of the Material Subsidiaries thereunder and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of the Material Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and cash flows and, with respect to the fiscal year ended December 31, 2008 only, changes in stockholders equity and comprehensive income (i) as of and for the fiscal year ended December 31, 2008, reported on by Ernst & Young LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) There has not occurred since December 31, 2008, any event, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company and the Subsidiaries, taken as a whole.

(c) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or the Subsidiaries has, as of the Effective Date, any material contingent liabilities.

SECTION 3.05. Properties. (a) Each of the Company and the Subsidiaries (other than any Excluded Subsidiary) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except for intellectual property the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Company nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on assumptions used for purposes of Statement of Financial Accounting Standards No. 87), if any, over the fair market value of the assets of such Plan, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written factual information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Guarantee Requirement. The Guarantee Requirement is satisfied.

SECTION 3.13. Subsidiaries. Schedule 3.13 sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, each Subsidiary and identifies, as of the Effective Date, each Designated Subsidiary and each Material Subsidiary.

SECTION 3.14. Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Letters of Credit have been and will be used solely for (a) the payment of principal, premium, if any, interest, fees and other amounts outstanding under the Existing Credit Agreement, (b) to continue the Existing Letters of Credit and (c) the general corporate purposes of the Company and the Subsidiaries, including working capital, capital expenditures and acquisitions. No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.15. Borrowing Subsidiaries. Each Borrowing Subsidiary is subject to civil and commercial law with respect to its obligations under this Agreement, and the execution, delivery and performance by such Borrowing Subsidiary of the applicable Borrowing Subsidiary Agreement and this Agreement constitute and will constitute private and commercial acts rather than public or governmental acts. Each Borrowing Subsidiary that is not a Domestic Subsidiary has validly given its consent to be sued in respect of its obligations under the Borrowing Subsidiary Agreement and this Agreement. Each Borrowing Subsidiary that is not a Domestic Subsidiary has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction of its incorporation in respect of its Obligations under the Borrowing Subsidiary Agreement and this Agreement. The waiver by such Borrowing Subsidiary described in the immediately preceding sentence is legal, valid and binding on such Borrowing Subsidiary.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent or its counsel shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Guarantee Requirement shall have been satisfied.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company, (ii) in-house counsel for the Company and (iii) local counsel in each jurisdiction in which a Loan Party is organized and the laws of which are not covered by the opinion referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer, (i) confirming compliance with the conditions set forth in Section 4.02(a) (without giving effect to the parenthetical therein) and Section 4.02(b) and (ii) to the effect that the financial condition and results of operations of the Company and the Subsidiaries, on a consolidated basis, as of and for the fiscal year ended December 31, 2009, are not materially and adversely different from the projections thereof provided to the Lenders prior to the date of this Agreement.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Commitment Letter, any fee letter referred to therein or this Agreement.

(g) The Lenders shall have received the financial statements and certificates referred to in Section 3.04.

(h) Prior to or substantially contemporaneously with the initial funding of Loans on the Effective Date, all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been or shall be paid in full, the commitments thereunder shall have been or shall be terminated and all guarantees existing in connection therewith shall have been or shall be discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(i) Each Lender shall have received all documentation and other information required to be obtained by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of

Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on February 28, 2010 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments and the LC Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement (other than the representations and warranties set forth in Sections 3.04(b) and 3.06) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such prior date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

SECTION 4.03. Credit Events in Respect of Each Borrowing Subsidiary. The obligations of the Lenders to make the initial Loans to or for the account of each Borrowing Subsidiary (other than the Borrowing Subsidiaries that are party to this Agreement on the date hereof) are subject to the satisfaction of the following additional conditions:

(a) The Administrative Agent or its counsel shall have received from each of such Borrowing Subsidiary and the Company either (i) a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of such Borrowing Subsidiary Agreement) that such party has signed a counterpart of a Borrowing Subsidiary Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the

Administrative Agent, (i) dated the date of the applicable Borrowing Subsidiary Agreement, (ii) addressed to the Administrative Agent, the Lenders and the Issuing Banks and (iii) covering such matters as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization by it of the Transactions to which it will be party and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the date of the applicable Borrowing Subsidiary Agreement and signed by a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) Each Lender shall have received all documentation and other information with respect to such Borrowing Subsidiary required to be obtained by such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; and Other Information. The Company will furnish to the Administrative Agent, on behalf of each Lender:

(a) (i) so long as the Company is subject to periodic reporting obligations under the Exchange Act, within five Business Days of each date the Company is required to file with the SEC an Annual Report on Form 10-K for any fiscal year of the Company (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act), and (ii) otherwise, within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Ernst & Young LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP;

(b) (i) so long as the Company is subject to periodic reporting obligations under the Exchange Act, within five Business Days of each date the Company is required to file with the SEC a Quarterly Report on Form 10-Q for any fiscal quarter of the Company (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act), and (ii) otherwise, within 45 days after the end of each of the first three fiscal quarters of the Company, its consolidated balance sheet and related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the ratios set forth in Sections 6.10 and 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that has had a material effect thereon and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of a Financial Officer of the Company certifying as to the identity of each Material Subsidiary existing at the date of such certificate;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(f) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(i)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that, if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(g) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on IntraLinks or a similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Company shall deliver, promptly after such restated financial statements become available, revised completed certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, sale, transfer, lease, disposition, liquidation or dissolution permitted under Section 6.04 or 6.08.

SECTION 5.04. Payment of Tax Liabilities. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Company or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Company and the Subsidiaries may (i) self-insure against such risks and in amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry terrorism insurance.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, no representative designated by a Lender may conduct any such visit, inspection, examination, extraction or discussion unless such representative is accompanied by a representative designated by the Administrative Agent.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Further Assurances. (a) The Company will, and will cause each of the Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further actions that may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, (i) to effectuate the transactions contemplated by the Loan Documents and (ii) to cause the Guarantee Requirement to be and remain satisfied at all times.

(b) If after the Effective Date any Subsidiary is formed or acquired that is a Designated Subsidiary, or any Subsidiary becomes a Designated Subsidiary, the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not permit any Subsidiary (other than any Loan Party that Guarantees all the Obligations or any Excluded Subsidiary) to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth on Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof;

(c) Indebtedness owed to the Company or to any Subsidiary; provided that such Indebtedness shall not have been transferred or pledged to any Person other than the Company or any Subsidiary;

(d) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed, in each case, the cost of such acquisition, construction or improvement;

(e) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed US$250,000,000 at any time outstanding;

(f) Indebtedness of any Subsidiary as an account party in respect of trade letters of credit;

(g) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(h) Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(i) Indebtedness consisting of any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with any investment by any Subsidiary, but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation, or of any indemnification obligation arising in connection with any investment by any Subsidiary;

(j) Indebtedness arising under any performance or surety bond (including any consumer protection bond or any performance bond posted in respect of contested tax assessments), completion bond or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness;

(k) overdrafts paid within five Business Days;

(l) Capital Lease Obligations incurred in connection with any Sale/Leaseback Transaction permitted by Section 6.03;

(m) other Indebtedness that, when aggregated with the aggregate outstanding Indebtedness of the Company secured by Liens and Securitization Transactions permitted pursuant to Section 6.02(g) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03, shall at no time exceed US$75,000,000;

(n) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section;

(o) guarantees of Indebtedness of Loan Parties;

(p) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees of a Subsidiary, their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by such Subsidiary of its Equity Interests (other than Disqualified Equity Interests); provided that the aggregate principal amount of such Indebtedness permitted by this clause (p) shall not exceed US$10,000,000; and

(q) Obligations under Swap Agreements that are entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or investment of the Company or any Subsidiary.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any asset of the Company or any Subsidiary (or on any improvements or accessions thereto or proceeds therefrom) existing on the date hereof and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a

Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure solely Indebtedness permitted by Section 6.01(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby was incurred to pay, and does not exceed, in each case, the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other assets of the Company or any Subsidiary;

(e) Liens arising in the ordinary course of business that do not secure Indebtedness and do not interfere with the material operations of the Company and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Company and the Subsidiaries;

(f) Liens deemed to secure Capital Lease Obligations incurred in connection with any Sale/Leaseback Transaction permitted by Section 6.03;

(g) other Liens securing Indebtedness (including Liens deemed to secure Securitization Transactions pursuant to the definition of such term) that, when aggregated with Indebtedness of Subsidiaries permitted under Section 6.01(m) and the aggregate sale price of the assets sold in Sale/Leaseback Transactions since the Effective Date, does not exceed US$75,000,000 at any time outstanding;

(h) licenses, sublicenses, leases or subleases that do not interfere in any material respect with the business of the Company or any Subsidiary;

(i) any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(j) normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions and not securing any Indebtedness;

(k) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(l) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by the Company or any Subsidiary; and

(m) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (c) or (d); provided that (i) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (ii) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced.

SECTION 6.03. Sale/Leaseback Transactions. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter the Company or any such Subsidiary shall rent or lease property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (any such arrangement being referred to as a “Sale/Leaseback Transaction”); provided that, notwithstanding the foregoing, the Company or any such Subsidiary may engage in any Sale/Leaseback Transaction if the aggregate sale price of the assets sold in such Sale/Leaseback Transaction, together with the aggregate sale price of the assets sold in all other Sale/Leaseback Transactions consummated since the Effective Date, shall not at any time exceed (a) US$75,000,000 less (b) the sum, without duplication, of (i) the aggregate principal amount of Indebtedness outstanding at such time pursuant to Section 6.01(m) and (ii) the aggregate principal amount of Indebtedness (including Securitization Transactions) secured by Liens outstanding at such time pursuant to Section 6.02(g).

SECTION 6.04. Fundamental Changes; Business Activities. (a) The Company will not, and will not permit any Material Subsidiary (other than any Excluded Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) the Company or any Material Subsidiary may merge or consolidate with any Person; provided that (A) in the case of any merger or consolidation involving the Company or any Borrowing Subsidiary, (1) either (x) the Company or such Borrowing Subsidiary shall be the continuing or surviving Person or (y) the continuing or surviving Person shall be a corporation or limited liability company organized under the laws of the United States of America or any State thereof and shall assume all of the Company’s or such Borrowing Subsidiary’s obligations under the Loan Documents in a manner reasonably acceptable to the Administrative Agent, and (2) the Company or such Borrowing Subsidiary shall give the Lenders reasonable prior notice thereof in order to allow the Lenders to comply with “know your customer” rules and other applicable regulations; and (B) (1) in the case of any merger or consolidation involving a Material Subsidiary, the continuing or surviving Person shall be a Subsidiary and, if such Material

Subsidiary is a Wholly Owned Subsidiary, shall be a Wholly Owned Subsidiary, and (2) in the case of any merger or consolidation involving a Material Subsidiary that is a Subsidiary Loan Party, the continuing or surviving Person shall be a Subsidiary Loan Party; provided that the requirements set forth in this clause (B) shall not apply to any such merger or consolidation involving a Material Subsidiary (other than any Borrowing Subsidiary) consummated to effect any sale, transfer or other disposition of all of the Equity Interests in such Material Subsidiary owned by the Company and the Subsidiaries in accordance with Section 6.08; and (ii) any Material Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve into another Subsidiary; provided that in the case of any such liquidation or dissolution of a Material Subsidiary that is a Wholly Owned Subsidiary, the other Subsidiary shall be a Wholly Owned Subsidiary and, if such liquidating or dissolving Material Subsidiary is a Subsidiary Loan Party, shall be a Subsidiary Loan Party.

(b) The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, engage to any material extent in any business other than businesses conducted as of the Effective Date by the Company and the Subsidiaries, taken as a whole, and businesses similar, ancillary, complementary or otherwise reasonably related thereto or that are a reasonable extension, development or expansion thereof.

SECTION 6.05. Restricted Payments. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests) or made with the net cash proceeds of the substantially concurrent issue of new Equity Interests (other than Disqualified Equity Interests) in the Company, (b) Subsidiaries may declare and pay dividends ratably (or on more favorable terms from the perspective of the Company) with respect to their Equity Interests, (c) Subsidiaries may declare and make any Restricted Payments made to the Company or the other Subsidiaries, (d) the Company may make repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting, shall be permitted, (e) the Company and the Subsidiaries may purchase Equity Interests in non-Wholly Owned Subsidiaries from the minority owners thereof (whether by means of stock acquisition, self-tender, redemption or otherwise) and (f) the Company and the Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and the Subsidiaries; provided that so long as no Default shall have occurred and be continuing or would result therefrom, (x) the Company and any Subsidiary may make any Restricted Payments if the Leverage Ratio as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of making thereof, giving pro forma effect to such Restricted Payments and any related incurrence of Indebtedness as if they had occurred on the first day of the period of four consecutive fiscal quarters of the Company ending with such quarter, shall be no greater than 2.25 to 1.00 and (y) the Company may make any Restricted Payments in the form of cash dividends ratably with respect to its Equity Interests (1) during the fiscal year ending December 31, 2010, in an amount not to exceed US$100,000,000, and (2) during each subsequent fiscal year, in an amount equal to the amount permitted for the immediately preceding fiscal year plus 10% of such amount.

SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company, Wholly-Owned Subsidiaries and Subsidiary Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties, (d) any Restricted Payment permitted by Section 6.05, (e) transactions under the IAC Agreements as in effect on the date hereof (or as hereafter amended in a manner not materially adverse to the Company and to the rights or interests of the Lenders), (f) payments made and other transactions entered into in the ordinary course of business with officers and directors of the Company or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary, (g) reclassifications or changes in the terms of or other transactions relating to Equity Interests in the Company held by Affiliates that do not involve the payment of any consideration (other than Equity Interests (other than Disqualified Equity Interests) in the Company) or any other transfer of value by the Company or any Subsidiary to any such Affiliate, (h) payments by the Company or any Subsidiary to or on behalf of any Affiliate of the Company or any Subsidiary in connection with out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock by the Company or an Affiliate of the Company or other transaction for the benefit of the Company or any Subsidiary, (i) transactions disclosed in the Form S-4, (j) Permitted Charitable Contributions, (k) any transaction involving consideration or value of less than US$120,000 and (l) transactions permitted under Section 6.08(m); provided, however, that this Section shall not limit the operation or effect of, or any payments under, (i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and the Company or any other Subsidiary or (ii) any agreement with respect to any joint venture to which the Company or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business; provided that such agreement is approved by the Company’s board of directors or the audit committee thereof.

SECTION 6.07. Restrictive Agreements. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, membership interests or similar Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the date hereof and identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) restrictions and conditions with respect to a Person that is not a Subsidiary on the date hereof, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary or is merged or consolidated with a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as such restrictions and conditions apply only to such Person (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (D) restrictions and conditions imposed by any Existing Indenture as in effect on the date hereof or any agreement or document governing or evidencing any other Indebtedness of the Company or any Subsidiary permitted hereunder; provided that the restrictions and conditions contained in any such agreement or document are not less favorable to the Lenders than the restrictions and conditions imposed by the Existing Indentures as in effect on the date hereof, and (E) in the case of any Domestic Subsidiary that is not a Designated Subsidiary or any Foreign Subsidiary, in each case, that is not a Wholly Owned Subsidiary, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement or equityholders agreement; (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof; and (iii) clause (b) of the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

SECTION 6.08. Asset Dispositions. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, owned by it, nor will the Company permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a) sales of inventory, used or surplus equipment and other fixed assets and Permitted Investments in the ordinary course of business;

(b) sales, transfers and other dispositions (i) to a Loan Party or (ii) among any Subsidiaries that are not Loan Parties;

(c) issuances of Equity Interests in a Subsidiary (i) as incentive compensation to officers, directors or employees of such Subsidiary, (ii) to the Company or to a Wholly Owned Subsidiary or (iii) as a Restricted Payment made in reliance on Section 6.05(b);

(d) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets;

(e) licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of the Company or any Subsidiary;

(f) sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(g) the granting of Liens or entry into Securitization Transactions permitted by Section 6.02;

(h) any Sale/Leaseback Transaction permitted by Section 6.03;

(i) any Restricted Payment permitted under Section 6.05 (other than non-cash payments permitted solely under clause (x) of the proviso in such Section);

(j) sales, transfers and dispositions of all the Equity Interests in a Subsidiary owned by the Company and the Subsidiaries and sales, transfers, leases and other dispositions of other assets (other than accounts receivable as part of a Securitization Transaction or inventory as part of an inventory financing), in each case to the extent made to a Person other than the Company or any Subsidiary and to the extent not made in reliance on any other clause of this Section 6.08; provided that at the time of each such sale, transfer or disposition and after giving effect thereto, (i) the sum, without duplication, of (x) the aggregate book value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (j) since the date hereof (in each case determined as of the date of the applicable sale, transfer, lease or other disposition) and (y) all Partial Transfer Asset Amounts for all Partial Transfer Subsidiaries (if any), shall not exceed 20% of the sum, without duplication, of (A) the amounts referred to in the immediately preceding clauses (x) and (y) and (B) Consolidated Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date of such sale, transfer, lease or other disposition (without giving pro forma effect to such sale, transfer, lease or other disposition), (ii) no Default shall have occurred and be continuing, (iii) the Company shall be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of such sale, transfer, lease or other disposition, giving pro forma effect to such sale, transfer, lease or other disposition as if it had occurred on the first day of the period of four consecutive fiscal quarters of the Company ending with such quarter, (iv) all sales, transfers, leases and other dispositions made in reliance on this clause (j) shall have been made for fair value and (v) with respect to each sale, transfer, lease or other disposition made in reliance on this clause (j) for consideration with a fair value in excess of US$25,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this clause (j) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclauses (i) and (iii) above;

(k) any transfer to Persons other than the Company or a Subsidiary of Equity Interests representing at least 15% of the aggregate equity in any Subsidiary (after giving effect to such transfer), whether pursuant to a Restricted Payment, a sale of such Equity Interests by the holder or holders thereof or an issuance and sale of Equity Interests by such Subsidiary (any such transfer being referred to as a “Partial Transfer”; such Subsidiary being referred to as the “Partial Transfer Parent Subsidiary” and, together with its subsidiaries, as the “Partial Transfer Subsidiaries”; and any Partial Transfer Subsidiary that becomes a Partial Transfer Subsidiary as a result of a Restricted Payment being referred to as a “Partial Transfer Spin-Off Subsidiary”); provided that at the time of such Partial Transfer and after giving effect thereto, (i) no Default shall have occurred and be continuing, (ii) the Company shall be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of such Partial Transfer, giving pro forma effect to such Partial Transfer and any related incurrence of Indebtedness as if they had occurred on the first day of the period of four consecutive fiscal quarters of the Company ended with such quarter, (iii) if such Partial Transfer constitutes a Restricted Payment, the Leverage Ratio as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of such Restricted Payment, giving pro forma effect to such Restricted Payment and any related incurrence of Indebtedness as if they had occurred on the first day of the period of four consecutive fiscal quarters of the Company ending with such quarter, shall be no greater than 2.25 to 1.00, (iv) the sum, without duplication, of (x) the Partial Transfer Asset Amounts for all the Partial Transfer Subsidiaries and (y) the aggregate book value of all the assets sold, transferred, leased or otherwise disposed of in reliance upon clause (j) of this Section since the date hereof (in each case, determined as of the date of the applicable sale, transfer, lease or other disposition), shall not exceed 20% of the sum, without duplication, of (A) the amounts referred to in the immediately preceding clause (y) and (B) Consolidated Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date of such Partial Transfer (without giving pro forma effect to such Partial Transfer), (v) if such Partial Transfer constitutes a Restricted Payment, the sum, without duplication, of the Partial Transfer EBITDA Amounts for all the Partial Transfer Spin-Off Subsidiaries shall not exceed 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to the date of such Restricted Payment (without giving pro forma effect to such Restricted Payment), (vi) if such Partial Transfer constitutes a sale or an issuance and sale of Equity Interests in the Subsidiary, such Partial Transfer shall have been made for fair value, (vii) the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this clause (k) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclauses

(ii), (iii), (iv) and (v) above, and (viii) this clause (k) may not be relied for more than one Partial Transfer (or more than a single series of related Partial Transfers consummated substantially concurrently);

(l) any other sales, transfers and other dispositions of all the Equity Interests in a Subsidiary owned by the Company and the Subsidiaries and sales, transfers, leases and other dispositions of other assets (other than accounts receivable as part of a Securitization Transaction or inventory as part of an inventory financing), in each case to the extent made to a Person other than the Company or any Subsidiary and to the extent not made in reliance on any other clause of this Section 6.08; provided that (i) no Default shall have occurred and be continuing at the time thereof or would result therefrom, (ii) the Company shall be in compliance with the covenants set forth in Sections 6.10 and 6.11 as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of such sale, transfer, lease or other disposition, giving pro forma effect to such sale, transfer, lease or other disposition as if it had occurred on the first day of the period of four consecutive fiscal quarters of the Company ending with such quarter, (iii) all sales, transfers, leases and other dispositions permitted pursuant to this clause (l) shall be made for fair value and 100% cash consideration, (iv) with respect to each sale, transfer, lease or other disposition made in reliance on this clause (l) for consideration with a fair value in excess of US$25,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this clause (l) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclause (ii) above and (v) the Commitments shall be permanently reduced at the time of the consummation, and by an aggregate amount equal to the net cash proceeds, of each such sale, transfer, lease or other disposition, such reduction to be made in accordance with Section 2.09 and, as between the Tranches, on a ratable basis;

(m) dispositions or transfers by Loan Parties to Subsidiaries that are not Loan Parties of assets with an aggregate fair market value not to exceed $100,000,000;

(n) dispositions or transfers by any Loan Party in the form of (i) the contribution or other disposition to a Foreign Subsidiary of Equity Interests in, or Indebtedness of, any other Foreign Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such Foreign Subsidiary, or a combination of any of the foregoing, and (ii) an exchange of Equity Interests in any Foreign Subsidiary for Indebtedness of, or of Indebtedness of such Foreign Subsidiary for Equity Interests in, such Foreign Subsidiary;

(o) Permitted Charitable Contributions; and

(p) any transactions involving consideration or value of less than US$1,000,000 individually.

Notwithstanding anything to the contrary in this Section or any other provision of this Agreement, the Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any Equity Interests or other assets if such Equity Interests or other assets represent all or substantially all of the assets of the Company and the Subsidiaries, on a consolidated basis.

SECTION 6.09. Use of Proceeds and Letters of Credit; Margin Regulations. The Company will not, and will not permit any Subsidiary to, use the proceeds of the Loans for any purpose other than (a) to repay all amounts outstanding under the Existing Credit Agreement and (b) for the general corporate purposes of the Company and the Subsidiaries, including working capital, capital expenditures and acquisitions. The Letters of Credit will be used only to support obligations of the Company and the Subsidiaries. The Company will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 6.10. Leverage Ratio. The Company will not permit the Leverage Ratio at any time to exceed 2.75 to 1.00.

SECTION 6.11. Interest Expense Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters of the Company, to be less than 3.25 to 1.00.

SECTION 6.12. Maintenance of Borrowing Subsidiaries as Wholly Owned Subsidiaries. Notwithstanding anything to the contrary herein, the Company will not permit any Borrowing Subsidiary to cease to be a Wholly Owned Subsidiary; provided that this Section shall not prohibit any merger or consolidation of a Borrowing Subsidiary consummated in accordance with Section 6.04 or 6.08 so long as the surviving or continuing Person shall be a Wholly Owned Subsidiary that is a Domestic Subsidiary and a Loan Party.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation, warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company or any Borrowing Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company’s or a Borrowing Subsidiary’s existence) or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but after giving effect to any grace period applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf or, in the case of any Swap Agreement, the applicable counterparty, or, in the case of a Securitization Transaction the purchasers or lenders thereunder, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Swap Agreement or Securitization Transaction, to cause the termination thereof; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of US$30,000,000 (to the extent not covered by insurance) shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the date on which payment of such judgment is due during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as expressly provided in Section 9.14; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Company or any Material Subsidiary described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.02. CAM Exchange. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01 and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in all the Designated Obligations. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 9.04, the Company and each other Borrower hereby consents and agrees to the CAM Exchange. Each of the Company, the other Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or any other Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, (i) each payment received by an Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans, and (ii) Section 2.17(f) shall not apply with respect to any Taxes required to be withheld or deducted by a Borrower from or in respect of payments hereunder to any Lender or the Administrative Agent that exceed the Taxes such Borrower would have been required to withhold or deduct from or in respect of payments to such Lender or Agent had such CAM Exchange not occurred; provided, and solely to the extent, that such Lender or Agent cannot comply with Section 2.17(f) under applicable law as a result of the CAM Exchange.

(c) In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by a Borrower, then (i) each Lender (determined without giving effect to the CAM Exchange), shall, in accordance with Section 2.06(d), promptly purchase from such Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Combined Tranche Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the Lenders and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrowers and Lenders and their successors and assigns and shall be conclusive absent manifest error.

ARTICLE VIII

The Agents

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entities named as the Administrative Agent and the London Agent in the heading of this Agreement to serve as the Administrative Agent and the London Agent, respectively, under the Loan Documents and authorizes the Agents to take such actions and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial adviser or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02); provided that no Agent shall be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary or other Affiliate thereof that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of their own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent. Notwithstanding anything herein to the contrary, the Agents shall not have any liability arising from any confirmation of any Revolving Credit Exposure or the component amounts thereof.

Each Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Financial Officer). Each Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer). Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any of and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent or the London Agent, as applicable.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to this Agreement and, in the case of any Lender, funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or an Issuing Bank Agreement pursuant to which it shall become a Lender or an Issuing Bank, as the case may be, hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Notwithstanding anything herein to the contrary, no Arranger, Co-Syndication Agent or Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the expense reimbursement and indemnities to the extent provided for hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Company, to it at 333 108th Avenue NE, Bellevue, WA 98004, Attention of Treasurer (Facsimile No. (425) 679-3163) and of General Counsel (Facsimile No. (425) 679-7251), and if to any Borrowing Subsidiary, to it in care of the Company;

(ii) if to the Administrative Agent or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Andrew Reich (Facsimile No. (713) 750-2358), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, Attention of Peter Thauer (Facsimile No. (212) 270-5127);

(iii) if to the London Agent, to JPMorgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Agency Department (Facsimile No. 44-207-777-2360), with a copy to the Administrative Agent as provided under clause (ii) above;

(iv) if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

(v) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by facsimile shall be deemed to have been given when sent; provided that, if not given during normal business hours for the recipient, notices shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to any Agent, the Company or any Borrowing Subsidiary may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of receiving or giving on its behalf any notice and taking any other action provided for in this Agreement and any other Loan Document and hereby agrees that it shall be bound by any such notice or action received, given or taken by the Company hereunder or thereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein or therein shall have theretofore been terminated.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as set forth in paragraph (c) of this Section, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the consent of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least ten Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or waive, amend or modify Section 7.01(a), without the written consent of each Lender affected thereby, (D) change Section 2.18 (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (F) release Guarantees representing all or substantially all the value of the Guarantees under the Guarantee Agreement, or limit the liability of the Company or any Subsidiary Loan Parties in respect of such Guarantees, without the written consent of each Lender or (G) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of another Class, without the written consent of Lenders holding a majority in interest of the outstanding Revolving Credit Exposures and unused Commitments of the affected Class; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or obligations of either Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (2) any amendment, modification or waiver of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders under one Tranche (but not the Lenders under the other Tranche or Tranches) may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of Lenders under the affected Tranche that would be required to consent thereto under this Section if such Tranche of Lenders were the only Tranche of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) and the Lenders that will remain parties hereto after giving effect to such amendment if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (z) after giving effect to such amendment and all contemporaneous repayments of Loans and reductions of Commitments, the sum of the total Revolving Credit Exposures under each Tranche shall not exceed the total Commitments under such Tranche. Any amendment or modification effected in accordance with this paragraph will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

(c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to add a currency or pricing option under any Tranche or to establish one or more additional Tranches of revolving credit commitments to be made available to one or more Borrowers by an agreement in writing entered into by the Company, such Borrower or Borrowers, the Administrative Agent and each Person (including any Lender) that shall agree to provide such currency, pricing option or commitment (but without the consent of any other Lender), and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the commitment set forth in such agreement; provided that (i) the aggregate outstanding principal amount of the new commitments of all such Tranches established pursuant to this paragraph shall, when taken together with the net amount (if positive) of Commitment Increases over Commitment Decreases under (and as defined in) Section 2.09(d), at no time, without the consent of the Required Lenders, exceed US$250,000,000 and (ii) the terms applicable to any additional revolving credit commitments of a Tranche and the Loans and Letters of Credit thereunder shall be the same as those applicable to the existing Commitments of such Tranche and the Loans and Letters of Credit thereunder (after giving effect to any amendment in connection with the establishment of such additional revolving credit commitments). Any such agreement establishing a new Tranche shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each Tranche established thereby (including the amount and final stated maturity thereof (which shall not be earlier than the Maturity Date), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.18 and the definition of “Required Lenders”) as the Company and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Tranche; provided that no such agreement shall: (A) effect any change described in any of clauses (A), (B), (C), (F) and (G) of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any establishment of any Tranche will not, of itself, be deemed to effect a change described in clause (G) of such paragraph (b)); or (B) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Tranches, but not all Tranches, of Loans or Borrowings, or provide for any guarantee or security that benefits one or more Tranches, but not all Tranches, of Loans or Borrowings, without the prior written consent of Lenders holding a majority in interest of the Revolving Credit Exposures and unused Commitments of each Tranche not so benefited. The loans, commitments and borrowings under any Tranche established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees created by the Guarantee Agreement. The Borrowers shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee Requirement continues to be satisfied after the establishment of any such Tranche of new commitments.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one firm of counsel for the Agents and, if deemed reasonably necessary by the Agents, one firm of local counsel in each appropriate jurisdiction, in connection with the arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrowers shall indemnify the Agents (and any sub-agent thereof), the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the arrangement and the syndication of the credit facility provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to either Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent (or any such subagent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or such subagent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for either Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures and unused Commitments at the time (or most recently outstanding and in effect).

(d) To the extent permitted by applicable law, the Borrowers shall not assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any Borrowing Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any of them without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and the Arrangers and, to the extent expressly contemplated hereby, the Related Parties of any of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) each Issuing Bank and the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (each such bank or other entity, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (A) through (F) of the first proviso to Section 9.02(b) that directly affects such Participant and requires the approval of all the Lenders or all the affected Lenders (or all the Lenders or all the affected Lenders of a Class). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, any Arranger, any Issuing Bank or any Lender or any Affiliate or Related Party of any of the foregoing, may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended thereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(b) and (c), 9.03, 9.08 and 9.10 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Issuing Banks. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or any fee letter referred to therein (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Each financial institution that shall be party to an Issuing Bank Agreement executed by the Company and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of the Borrowers now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its property in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) To the extent that any Borrowing Subsidiary has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrowing Subsidiary hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under its Borrowing Subsidiary Agreement and this Agreement.

(f) Each Borrowing Subsidiary hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, other than, in the case of any such disclosure to a Participant or a prospective Participant, any such Participant or prospective Participant that shall have been identified, or is actually known to the disclosing Person to be an Affiliate of any Person identified, on Schedule 9.12, as such Schedule may be supplemented by the Company from time to time by a writing delivered to the Administrative Agent (it being understood and agreed that no Lender shall have any obligation to determine whether any Participant, or any prospective Participant, that is not identified on Schedule 9.12 is an Affiliate of any Person identified on such Schedule) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than any Borrower or (i) to any credit insurance providers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Guarantees. (a) If the Company shall request the release of the Guarantee of any Subsidiary Loan Party upon the consummation of any transaction permitted by this Agreement (for the avoidance of doubt, as in effect from time to time) as a result of which such Subsidiary Loan Party (i) ceases to be a Subsidiary or (ii) becomes a Partial Transfer Subsidiary (but, in the case of this clause (ii), only if such Subsidiary Loan Party is not a Guarantor of any other Material Indebtedness of the Company or another Subsidiary) and shall deliver to the Administrative Agent a certificate of a Financial Officer or other executive officer of the Company to the effect that such transaction and, if applicable, the application of the proceeds thereof will comply with the terms of this Agreement (and, in the event clause (ii) is applicable, that the condition set forth in the parenthetical in such clause (ii) is satisfied), the Administrative Agent, if satisfied that the applicable certificate is correct, shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination or release.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, the Guarantees provided under any Guarantee Agreement shall terminate when all the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been indefeasibly paid in full, all Commitments have terminated or expired, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit hereunder. In connection with any such termination pursuant to this paragraph, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination.

(c) Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to, or representation or warranty by, the Administrative Agent.

SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act.

SECTION 9.17. No Fiduciary Relationship. The Company and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.18. Non-Public Information. Each Lender and Issuing Bank acknowledges that all information furnished to it pursuant to this Agreement by or on behalf of the Company or any Borrowing Subsidiary and relating to the Company, the Subsidiaries or their respective businesses may include material non-public information concerning the Company, the Subsidiaries and their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws.

All such information, including requests for waivers and amendments, furnished by the Company, any Borrowing Subsidiary or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information concerning the Company, the Subsidiaries and their respective securities. Accordingly, each Lender and Issuing Bank represents to the Company, the Borrowing Subsidiaries and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXPEDIA, INC., a Delaware corporation,

by	/s/ Dara Khosrowshahi
Name:	Dara Khosrowshahi
Title:	Chief Executive Officer

EXPEDIA, INC., a Washington corporation,

by	/s/ Michael B. Adler
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

TRAVELSCAPE, LLC,

by	/s/ Michael B. Adler
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

TRIPADVISOR LLC,

by	/s/ Michael B. Adler
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

HOTWIRE, INC.,

by	/s/ Michael B. Adler
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

J.P.MORGAN EUROPE LIMITED, individually and as London Agent,

by	/s/ Stephen Clarke
Name:	Stephen Clarke
Title:	Vice President

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	Bank of America, N.A.,

by	/s/ Peter van der Horst
Name:	Peter van der Horst
Title:	Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	THE ROYAL BANK OF SCOTLAND PLC,

By	/s/ Michaela V. Galluzzo
Name:	Michaela V. Galluzzo
Title:	Senior Vice President

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	Barclays Bank PLC,

by	/s/ Kevin Culler
Name:	Kevin Culler
Title:	Director

For any Lender requiring a second signature line:

by
Name:
Title:

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	BNP PARIBAS

by	/s/ Nicolas Rabier
Name:	NICOLAS RABIER
Title:	Director

Lender:	BNP PARIBAS

by	/s/ Gregory R. Paul
Name:	GREGORY R. PAUL
Title:	MANAGING DIRECTOR

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	MIZUNO CORPORATE BANK, LTD.

by:	/s/ Bertram H. Tang
Name:	BERTRAM H. TANG
Title:	AUTHORIZED SIGNATORY

For any Lender requiring a second signature line:

by
Name:
Title:

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

For any Lender requiring a second signature line:

By
Name:
Title:

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	Sumitomo Mitsui Banking Corporation,

by	/s/ William M. Ginn
Name:	William M. Ginn
Title:	Executive Officer

For any Lender requiring a second signature line:

by
Name:
Title:

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

SIGNATURE PAGE TO

THE EXPEDIA, INC.

CREDIT AGREEMENT

Lender:	U.S.BANK NATIONAL ASSOCIATION,

by	/s/ Kurban H. Merchant
Name:	Kurban H. Merchant
Title:	Vice President

[SIGNATURE PAGE TO EXPEDIA, INC. CREDIT AGREEMENT]

EXHIBIT A-1

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of February 8, 2010, among Expedia, Inc., a Delaware corporation (the “Company”); Expedia, Inc., a Washington corporation; Travelscape, LLC, a Nevada limited liability company; TripAdvisor LLC, a Delaware limited liability company; Hotwire, Inc., a Delaware corporation; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such Assignor’s outstanding rights and obligations under the Tranche identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, relating to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Name of Assignor (the “Assignor”):

2.	Name of Assignee (the “Assignee”):

[Assignee is an [Affiliate]/[Approved Fund] of: [Name of Lender]]

3.	Borrowers: Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape, LLC, a Nevada limited liability company; TripAdvisor LLC, a Delaware limited liability company; Hotwire, Inc., a Delaware corporation[; and [Name of Borrowing Subsidiary]].

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Assigned Interest:

Tranche	Aggregate Amount of Commitments/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments/ Loans of all Lenders[1]
US Tranche	$	$	%
European Tranche	$	$	%

Effective Date:                     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Subsidiaries and its and their Related Parties and securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A. as Administrative Agent,

by
Name:
Title:

Consented to:

[ ], as Issuing Bank,

by
Name:
Title:

Consented to:

[ ], as Swingline Lender,

by
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

[EXPEDIA, INC.,

by
Name:
Title:][2]

[2]	No consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrowers, the other Subsidiaries or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, the Borrowing Subsidiaries, the other Subsidiaries or any other Person or any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent, any Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission or other electronic transmission means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

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EXHIBIT A-2

[FORM OF]

ISSUING BANK AGREEMENT dated as of [                    ] (this “Agreement”), among EXPEDIA, INC., a Delaware corporation (the “Company”), [                    ], as issuing bank (in such capacity, the “Issuing Bank”), and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent under the Credit Agreement dated as of February 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto, the Lenders party thereto, JPMCB, as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent.

This Agreement constitutes an Issuing Bank Agreement under and as defined in the Credit Agreement. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

SECTION 1. Letters of Credit. The Issuing Bank hereby agrees to be an “Issuing Bank” under the Credit Agreement and, subject to the terms and conditions hereof and of the Credit Agreement, to issue Letters of Credit under the Credit Agreement. The LC Commitment of the Issuing Bank shall be as set forth on Schedule I hereto.

SECTION 2. Issuance Procedure. In order to request the issuance of a Letter of Credit by the Issuing Bank, the applicable Borrower shall deliver by hand or facsimile transmission (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) a notice (in a form reasonably acceptable to the Issuing Bank and specifying the information required by Section 2.06(b) of the Credit Agreement) to the Issuing Bank, at its address or facsimile number specified on Schedule I hereto (or such other address or facsimile number as the Issuing Bank may specify by notice to the Company), reasonably in advance of the proposed date of issuance of such Letter of Credit. A copy of such notice shall be sent, concurrently, by the applicable Borrower to the Administrative Agent in the manner specified under Section 2.06(b) of the Credit Agreement.

SECTION 3. Issuing Bank Fees, Interest and Payments. The fronting fees and standard fees with respect to the issuance, amendment, renewal, transfer or extension of any Letter of Credit or processing of drawings thereunder (“Issuing Bank Fees”) referred to in Section 2.12(b) of the Credit Agreement, which are payable to the Issuing Bank in respect of Letters of Credit issued pursuant to this Agreement, are specified on Schedule I hereto (it being understood that such fees shall be in addition to the Issuing Bank’s customary documentary and processing charges in connection with the issuance, amendment, renewal or transfer of any Letter of Credit issued pursuant to this Agreement that are not included in Issuing Bank Fees). Each payment of Issuing Bank Fees payable hereunder shall be made not later than 12:00 noon, New York City time, on the date when due, in immediately available funds, to the account of the Issuing Bank specified on Schedule I hereto (or to such other account of the Issuing Bank as it may specify by notice to the Company).

SECTION 4. Credit Agreement Terms. Notwithstanding any provision hereof that may be construed to the contrary, it is expressly understood and agreed that (a) this Agreement is supplemental to the Credit Agreement and is intended to constitute an Issuing Bank Agreement, as defined therein (and, as such, constitutes an integral part of the Credit Agreement as though the terms of this Agreement were set forth in such Credit Agreement), (b) each Letter of Credit issued pursuant to this Agreement shall constitute a “Letter of Credit”, and each LC Disbursement made under any such Letter of Credit shall constitute an “LC Disbursement”, as defined under, and for all purposes of, the Credit Agreement, (c) the Issuing Bank’s agreement to issue Letters of Credit pursuant to this Agreement, and each and every Letter of Credit requested or issued pursuant to this Agreement, shall in each case be subject to the terms and conditions and entitled to the benefits of the Credit Agreement and (d) the terms and conditions of the Credit Agreement are hereby incorporated herein as though set forth herein in full and shall supersede any contrary provisions hereof.

SECTION 5. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as provided in Section 9.01 of the Credit Agreement.

SECTION 6. Binding Effect; Successors and Assigns. (a) This Agreement shall become effective as to the parties hereto when the Administrative Agent or its counsel shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Issuing Bank (and any attempted assignment or transfer without such consent shall be null and void) and prior notice to the Administrative Agent and (ii) subject to paragraph (c) of this Section, the Issuing Bank may not assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Company (and any attempted assignment or transfer without such consent shall be null and void) and prior notice to the Administrative Agent.

(c) In the event the Person referred to as the Issuing Bank hereunder shall cease to be a Lender under the Credit Agreement, then the Issuing Bank’s agreement to issue Letters of Credit in respect of the Credit Agreement shall terminate unless the Issuing Bank, the Company and the Administrative Agent shall otherwise agree.

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SECTION 7. Waivers; Amendments. (a) No failure or delay by any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by the parties hereto.

SECTION 8. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The provisions of Section 9.09(b), 9.09(c), 9.09(d), 9.09(e) and 9.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

SECTION 9. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Issuing Bank and shall survive the execution and delivery hereof, the issuance by the Issuing Bank of the Letters of Credit and, notwithstanding any investigation made by the Issuing Bank or on its behalf and notwithstanding that the Issuing Bank or any of its Affiliates or Related Parties may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement is executed and delivered or any credit is extended hereunder, shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any of the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

SECTION 10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 12. Interpretation. To the extent that the terms and conditions of this Agreement conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

EXPEDIA, INC.,

by
Name:
Title:

[ ], as Issuing Bank,

by
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

Schedule I to the
Issuing Bank Agreement

Issuing Bank:	[ ]

Issuing Bank’s LC Commitment:	$[ ]

Issuing Bank’s Address and Facsimile Number for Notices:	[ ]

[ ]

[ ]

Fax: [ ]

Issuing Bank’s Account for Payment of Issuing Bank Fees:	[ ]

Issuing Bank’s Fronting Fees:	[ ] per annum, accruing as set forth in Section 2.12(b) of the Credit Agreement

In addition, the following fees shall be payable under the terms of Section 2.12(b) of the Credit Agreement.

Opening Fee	$[ ]

Amendment Fee	$[ ]

Drawing Fee	$[ ]

Other fees specific to the Issuing Bank	$[ ]

EXHIBIT B-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT dated as of [                    ] (this “Agreement”), among EXPEDIA, INC., a Delaware corporation (the “Company”), [                    ], a [                    ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Under the Credit Agreement, the Lenders and Issuing Banks have agreed, upon the terms and subject to the conditions therein set forth, to make Loans and to issue Letters of Credit to the Borrowing Subsidiaries. The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement pursuant to Section 2.04 thereof. The Company and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a Wholly Owned Subsidiary of the Company organized under the laws of [                    ]. The Company represents and warrants that the representations and warranties of the Borrowers in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such prior date). The Company agrees that the Guarantees of the Company and the Subsidiaries contained in the Guarantee Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

EXPEDIA, INC.,

By
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By
Name:
Title:

[SIGNATURE PAGE TO BORROWING SUBSIDIARY AGREEMENT]

EXHIBIT B-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

c/o JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue

New York, NY 10017

[Date]

Ladies and Gentlemen:

The undersigned, Expedia, Inc. (the “Company”), refers to the Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [                    ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Loans and Letters of Credit (and, to the extent notified by the Administrative Agent, any Issuing Bank or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

EXPEDIA, INC.,

by
Name:
Title:

EXHIBIT C

GUARANTEE AGREEMENT dated as of February 8, 2010 (this “Agreement”), among EXPEDIA, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), on behalf of the Lenders under the Credit Agreement referred to below.

Reference is made to the Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and J.P. Morgan Europe Limited, as London Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each of the Guarantors is a Borrower or an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

(c) As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Guarantor” has the meaning assigned to such term in Section 6.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Contributing Guarantor” has the meaning assigned to such term in Section 6.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Guarantors” means the Company and the Subsidiary Guarantors.

“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower under the Credit Agreement or any other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all the monetary obligations of each Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I hereto and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Effective Date.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

SECTION 2. Guarantee. (a) Each Guarantor hereby irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the payment when and as due of all the Obligations.

(b) Each of the Guarantors further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Without prejudice to the Borrowers’ rights to receive demands for payment in accordance with the terms of the Credit Agreement and to the fullest extent permitted by law, each of the Guarantors waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 3. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent, Issuing Bank or Lender to any balance of any deposit account or credit on the books of any Agent, Issuing Bank or Lender in favor of any Borrower or any other Person.

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SECTION 4. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 20, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be affected by: (i) the failure of any Agent, Issuing Bank or Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of any Loan Document or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations guaranteed hereunder by such Guarantor) or which would impair or limit the right of any Guarantor to subrogation.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrowers or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers or any other Loan Party, other than the payment in full in cash of all the Obligations guaranteed hereunder by such Guarantor. The Agents, Issuing Banks and the Lenders may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any of the Borrowers or any other Loan Party or exercise any other right or remedy available to them against any of the Borrowers or any other Loan Party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations guaranteed hereunder by such Guarantor have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any of the Borrowers or any other Loan Party, as the case may be.

SECTION 5. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation guaranteed hereunder by such Guarantor is rescinded or must otherwise be restored by any Agent, Issuing Bank or Lender upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

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SECTION 6. Agreement To Pay; Indemnity; Subrogation; Contribution. (a) In furtherance of the foregoing and not in limitation of any other right which any Agent, Issuing Bank or Lender may have at law or in equity against any Guarantor by virtue hereof, upon the failure of any of the Borrowers or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor that guarantees such Obligation hereby promises to and will, upon receipt of written demand by any Agent, Issuing Bank or Lender, forthwith pay, or cause to be paid, to the Applicable Agent, Issuing Bank or Lender in cash the amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. Each Guarantor further agrees that if payment in respect of any Obligation guaranteed hereunder by such Guarantor shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent, Issuing Bank or Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, such Guarantor shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify each Agent, Issuing Bank and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment. Upon payment by any Guarantor of any sums as provided in this Section 6, all rights of such Guarantor against any of the Borrowers or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations owed by such Borrower or Guarantor to the Agents, Issuing Banks and Lenders.

(b) Subject to the subordination provisions contained in paragraph (a) of this Section 6, (i) each of the Borrowers agrees to indemnify any Guarantor making any payment in respect of any Obligations of such Borrower as required under this Section 6 for the full amount of such payment and, until such indemnification obligation shall have been satisfied, such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) each Guarantor (a “Contributing Guarantor”) agrees that, in the event a payment shall be made by any other Guarantor under this Agreement, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrowers as provided for in clause (i), the Contributing Guarantor shall, to the extent the Claiming Guarantor shall not have been so indemnified by the Borrowers, indemnify the Claiming Guarantor in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6 shall be subrogated to the rights of such Claiming Guarantor under clause (i) to the extent of such payment.

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SECTION 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each of the Borrowers’ and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents, Issuing Banks or any Lender will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 8. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

SECTION 9. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors herein and in any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, any Issuing Bank or any Lender or any Affiliate or Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 10. Binding Effect; Several Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Agents, Issuing Banks and the Lenders and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void), except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 11. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

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SECTION 12. Agents’ Fees and Expenses; Indemnification. (a) The parties hereto agree that the Agents shall be entitled to reimbursement of their expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement; provided that each reference therein to the “Borrowers” shall be deemed to be a reference to the “Loan Parties”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Agents (and any sub-agent thereof) and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of the execution, delivery or performance of this Agreement or any agreement or instrument contemplated herein in relation to such Guarantor or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is instituted by a third party or by the Company or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations. The provisions of this Section 12 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, Issuing Bank or Lender. All amounts due under this Section 12 shall be payable promptly after written demand therefor.

SECTION 13. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of

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this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 14, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Administrative Agent and the Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 16. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 17. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 18. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its property in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) To the extent that any Subsidiary Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Subsidiary Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Agreement and, if applicable, its Borrowing Subsidiary Agreement.

(e) Each Subsidiary Guarantor hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

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SECTION 20. Termination or Release. The Guarantee of each Guarantor hereunder shall terminate and be released at the time and in the manner set forth in Section 9.14 of the Credit Agreement. In connection with any such termination or release, the Administrative Agent shall execute and deliver to the applicable Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 20 shall be without recourse to, or representation or warranty by, the Administrative Agent.

SECTION 21. Additional Subsidiaries. Pursuant to Section 5.08 of the Credit Agreement, certain additional Subsidiaries may be required to enter into this Agreement as Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such Supplement shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Guarantor against any of and all the obligations then due of the Guarantors now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXPEDIA, INC., a Delaware corporation, as Borrower and as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and
Chief Financial Officer

EXPEDIA, INC., a Washington corporation, as Borrower and as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and
Chief Financial Officer

TRAVELSCAPE, LLC, as Borrower and as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and
Chief Financial Officer

TRIPADVISOR LLC, as Borrower and as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

HOTWIRE, INC., as Borrower and as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

EXPEDIA US, INC., as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

HOTELS.COM GP, LLC on behalf of HOTELS.COM, L.P., as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

HOTELS.COM GP, LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

HRN 99 HOLDINGS, LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Manager

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

TRIPADVISOR HOLDINGS, LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

EGENCIA LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

HOTELS.COM GP, LLC on behalf of IAN.COM, LP, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

INTERACTIVE AFFILIATE NETWORK, LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

CLASSIC VACATIONS, LLC, as Guarantor,

by
Name:	Michael B. Adler
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO GUARANTEE AGREEMENT]

Schedule I to

the Guarantee Agreement

SUBSIDIARY GUARANTORS

Expedia, Inc., a Washington corporation
Travelscape, LLC
TripAdvisor LLC
Hotwire, Inc.
Expedia US, Inc.
Hotels.com, L.P.
Hotels.com GP, LLC
HRN 99 Holdings, LLC
TripAdvisor Holdings, LLC
Egencia LLC
IAN.com, LP
Interactive Affiliate Network, LLC
Classic Vacations, LLC

Exhibit I to the

Guarantee Agreement

SUPPLEMENT NO.      dated as of [            ], to the Guarantee Agreement dated as of February 8, 2010 (this “Supplement”), among EXPEDIA, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS identified therein and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

A. Reference is made to (a) the Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and J.P. Morgan Europe Limited, as London Agent, and (b) the Guarantee Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Company, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and Issuing Banks to make Loans and to issue Letters of Credit upon the terms and subject to the conditions set forth in the Credit Agreement. Section 21 of the Guarantee Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders and Issuing Banks to make additional Loans and to issue Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 21 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary, and each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agents, Issuing Banks and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The New Subsidiary agrees to deliver to the Administrative Agent such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the New Subsidiary, and the authorization by it of the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8 of the Guarantee Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it at the address set forth under its signature below.

SECTION 8. The New Subsidiary agrees that the Agents shall be entitled to reimbursement of their expenses incurred hereunder as provided in Section 12 of the Guarantee Agreement.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT]

EXHIBIT D

MANDATORY COSTS RATE

1.	The Mandatory Costs Rate (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as practicable thereafter) the Applicable Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below, and such calculation shall be conclusive absent manifest error. The Mandatory Costs Rate will be calculated by the Applicable Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Applicable Agent will, at the request of the Company, deliver to the Company a statement setting forth the calculation of any Mandatory Costs Rate.

3.	The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Applicable Agent. This percentage will be certified by such Lender in its notice to the Applicable Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Applicable Agent as follows:

a)	in relation to any Loan denominated in Sterling:

	AB+C(B-D)+E x 0.01	percent per annum
100 - (A+C)

b)	in relation to any Loan denominated in any currency other than Sterling:

	E x 0.01	percent per annum
300

Where:

	“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) that such Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

	“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Costs Rate and any interest charged on overdue amounts pursuant to Section 2.13(c)(i) and, in the case of interest (other than on overdue amounts) charged at the rate of interest specified in Section 2.13(c)(ii), without counting any increase in interest rate effected by the charging of such rate of interest specified in Section 2.13(c)(ii)) payable for the relevant Interest Period of such Loan.

	“C”	is the percentage (if any) of Eligible Liabilities that such Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

	“D”	is the percentage rate per annum payable by the Bank of England to the Applicable Agent or its Affiliates on interest bearing Special Deposits.

	“E”	is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Applicable Agent as being the average of the most recent rates of charge supplied by the Lenders to the Applicable Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Exhibit:

	a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to such terms from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

	b)	“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European Currency;

	c)	“Fees Regulations” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

	d)	“Fee Tariffs” means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate);

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	e)	“Participating Member State” means each state so described in any EMU Legislation; and

	f)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Applicable Agent or the Company, each Lender with a lending office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Applicable Agent and the Company the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Applicable Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

	a)	its jurisdiction of incorporation and the jurisdiction of the lending office out of which it is making available its participation in the relevant Loan; and

	b)	any other information that the Applicable Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Applicable Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Applicable Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Applicable Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as such Lender’s lending office.

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10.	The Applicable Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Applicable Agent shall distribute the additional amounts received as a result of the Mandatory Costs Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Applicable Agent pursuant to this Exhibit in relation to a formula, the Mandatory Costs Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

13.	The Applicable Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Exhibit in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

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Schedule 2.01 – Commitments

Investor	European Tranche		US Tranche		Total
JPMorgan Chase Bank, N.A.	US$	95,000,000		—	US$	95,000,000
Bank of America, N.A.	US$	95,000,000		—	US$	95,000,000
The Royal Bank of Scotland plc	US$	95,000,000		—	US$	95,000,000
Barclays Bank PLC	US$	95,000,000		—	US$	95,000,000
BNP Paribas	US$	95,000,000		—	US$	95,000,000
Mizuho Corporate Bank, Ltd.	US$	75,000,000		—	US$	75,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US$	75,000,000		—	US$	75,000,000
Sumitomo Mitsui Banking Corporation	US$	75,000,000		—	US$	75,000,000
U.S. Bank, National Association		—	US$	50,000,000	US$	50,000,000
Total	US$	700,000,000	US$	50,000,000	US$	750,000,000

Schedule 2.06 – Initial Issuing Bank LC Commitment

Issuing Bank	LC Commitment
JPMorgan Chase Bank, N.A.	US$	90,000,000

Schedule 2.06A – Existing Letters of Credit

L/C Reference	Issuer	Expiration Date
TFTS-523691	JPMORGAN	2/15/11
TFTS-523706	JPMORGAN	2/15/11
TFTS-523707	JPMORGAN	1/31/11

Schedule 3.06 – Disclosed Matters

Securities Class Action Litigation against IAC

Beginning on September 20, 2004, twelve purported shareholder class actions were commenced in the United States District Court for the Southern District of New York against IAC/InterActiveCorp (“IAC”) and certain of its officers and directors, alleging violations of the federal securities laws. These cases arose out of IAC’s August 4, 2004 announcement of its earnings for the second quarter of 2004 and generally alleged that the value of IAC’s stock was artificially inflated by pre-announcement statements about its financial results and forecasts that were false and misleading due to the defendants’ alleged failure to disclose various problems faced by IAC’s travel businesses. On December 20, 2004, the district court consolidated the twelve lawsuits, appointed co-lead plaintiffs, and designated co-lead plaintiffs’ counsel. See In re IAC/InterActiveCorp Securities Litigation, No. 04-CV-7447 (S.D.N.Y.). The Company is not a party to this litigation, however, under the terms of its Separation Agreement with IAC, Expedia has generally agreed to bear a portion of the costs and liabilities, if any, associated with any securities law litigation relating to conduct prior to the spin-off of the Company from IAC (the “Spin-Off”) of the businesses or entities that comprise the Company following the Spin-Off.

On October 18, 2004, a related shareholder derivative action, Stuart Garber, Derivatively on Behalf of IAC/InterActiveCorp v. Barry Diller et al., No. 04-603416, was commenced in the Supreme Court of the State of New York (New York County) against certain of IAC’s officers and directors. On November 15, 2004, another related shareholder derivative action, Lisa Butler, Derivatively on Behalf of IAC/InterActiveCorp v. Barry Diller et al., No. 04-CV-9067, was filed in the United States District Court for the Southern District of New York against certain of IAC’s current and former directors. On January 24, 2005, the federal district court consolidated the Butler case with the securities class action for pre-trial purposes only. On April 11, 2005, the district court issued a similar consolidation order in respect of the Garber case.

On July 5, 2005, the plaintiffs in the related shareholder suits filed a consolidated shareholder derivative complaint against IAC (as a nominal defendant) and sixteen current or former officers or directors of IAC or its former travel business. The complaint, which is based upon factual allegations similar to those in the securities class action, purports to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, violation of Section 14(a) of the Exchange Act, and contribution and indemnification. The complaint sought an order voiding the election of IAC’s then Board of Directors, as well as damages in an unspecified amount, various forms of equitable relief, restitution, and disgorgement of remuneration received by the individual defendants from IAC.

On September 15, 2005, IAC and the other defendants filed motions to dismiss both the securities class action and the shareholder derivative suits. On November 30, 2005, the plaintiffs filed their opposition to the motions. On January 6, 2006, the defendants filed reply papers in further support of the motions. The court issued an opinion and order (i) granting the defendants’ motion to dismiss the complaint in the securities class action, with leave to replead, and (ii) granting the defendants’ motion to dismiss the complaint in the shareholder derivative suits, with prejudice.

On April 23, 2007, the plaintiffs in the shareholder derivative suits filed a notice of appeal to the United States Court of Appeals for the Second Circuit from the District Court’s order of dismissal. On June 14, 2007, on consent of the parties, the appeal was withdrawn from active consideration by the Court of Appeals, subject to reinstatement by no later than March 31, 2008.

On May 15, 2007, the plaintiffs in the securities class action filed a second amended complaint. The new pleading continues to allege that the defendants failed to disclose material information concerning problems at the Company’s then-travel businesses and to assert the same legal claims as its predecessor claim. On August 15, 2007, the defendants filed a motion to dismiss the second amended complaint. A hearing on the motion has not been scheduled.

The Company believes that the claims in the class action and derivative suits lack merit and will continue to vigorously defend against them.

hotels.com. On May 6, 2003, a purported class action was filed in Texas state court against hotels.com, L.P. (“hotels.com”), Mary Canales, Individually and on Behalf of All Others Similarly Situated v. hotels.com, L.P., No. DC-03-162 (District Court, 229th Judicial District, Duval County). The complaint, as amended, alleges that hotels.com breached its contract with its customers by charging customers “taxes” that exceed the amount required by or paid to the applicable taxing authorities and by charging customers “fees” that do not correspond to any specific services provided. On April 29, 2005, the court issued an order granting the plaintiff’s motion for class certification. On February 1, 2006, the court of appeals reversed the holding certifying the class and remanded the case to the trial court. On April 20, 2006, Canales filed a fourth amended petition and a new motion for class certification. On June 23, 2009, plaintiff filed an amended class action petition. Plaintiff filed an amended motion to certify a class on September 18, 2009. Defendant filed a motion for summary judgment on September 18, 2009. Plaintiff filed a response and cross-moved for summary judgment on October 22, 2009. These motions remain pending.

Expedia® Washington. On February 18, 2005, three actions filed against Expedia, Inc., a Washington corporation and wholly-owned subsidiary of the Company (“Expedia Washington”) — C. Michael Nielsen et al. v. Expedia, Inc. et al., No. 05-2-02060-1 (Superior Court, King County), Bruce Deaton et al., v. Expedia, Inc. et al., No. 05-2-02062-8 (Superior Court, King County), each of which was filed January 10, 2005 and Jose Alba, on Behalf of Himself and All Others Similarly Situated v. IAC/InterActiveCorp et al., No. 05-2-04533-7 (Superior Court, King County) filed February 3, 2005 — were consolidated under the caption In re Expedia Hotel Taxes and Fees Litigation, No. 05-2-02060-1, pending in King County Superior Court. The consolidated complaint alleges that Expedia Washington is improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaint seeks certification of a nationwide class of all persons who were assessed a charge for “taxes/fees” when booking rooms through Expedia Washington. The complaint alleges violation of the Washington Consumer Protection Act and common-law conversion and seeks imposition of a constructive trust on monies received from the plaintiff class, as well as damages in an unspecified amount, disgorgement, restitution, interest and penalties. Six of the seven originally named plaintiffs have withdrawn from the suit. On May 7, 2008, the court entered an order granting plaintiff’s motion to certify the class. Both sides filed Motions for Summary Judgment on April 27, 2009. On May 28, 2009, the court granted the plaintiffs’ motion for summary judgment on their breach of contract claim, without the benefit of an actual trial on the merits. The plaintiffs’ breach of contract claim was based on Expedia’s website Terms of Use that were in effect from February 2003 through December 2006. The court concluded that the damages for the alleged breach are $184,470,451. On July 8, 2009, Expedia reached an agreement in principle on a proposed settlement of all claims with the plaintiffs. Plaintiffs filed a Motion for Preliminary Approval of the proposed settlement and the settlement was approved on December 1, 2009. Three objectors filed appeals before the December 31, 2009 deadline. These appeals are pending.

Hotwire. On April 19, 2005, three actions filed against Hotwire, Inc. (“Hotwire”) were consolidated and now are pending under the caption Bruce Deaton v. Hotwire, Inc. et al., Case No. CGC-05-437631, in the Superior Court of the State of California, County of San Francisco. The consolidated complaint, which was amended on February 17, 2006, alleges that Hotwire is improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaint seeks certification of a nationwide class of all persons who were assessed a charge for “taxes/fees” when booking rooms through Hotwire. The amended complaint alleges violation of

Section 17200 of the California Business and Professions Code, violation of the California Consumer Legal Remedies Act and breach of contract, and seeks imposition of a constructive trust on monies received from the plaintiff class, as well as damages in an unspecified amount, disgorgement, restitution, interest and penalties. On March 15, 2007, the court certified a class of all residents of the United States to whom Hotwire charged “taxes/fees” for the facilitation of reservations for stand-alone hotel rooms on its website. The court has not yet required that Hotwire provide notice to the potential class members. The trial on plaintiff’s Section 17200 claim that was set for the week of January 12, 2009, was postponed and a new trial date was not set. The parties have reached a settlement that was approved by the court on December 8, 2009.

Consumer Case against Expedia Washington, hotels.com and Hotwire. On December 8, 2008, a putative class action was filed in federal court in New York State against Expedia Washington, hotels.com and Hotwire. Similar lawsuits were filed at or about the same time against Priceline and Travelocity. See Matthew R. Chiste, et al. v. Hotels.com, L.P., et al., No. 08 CV 10676 (United States District Court for the Southern District of New York). The complaint alleges that the defendants are improperly charging and/or failing to pay hotel occupancy taxes and engaging in other deceptive practices in charging customers for taxes and fees. The complaint seeks certification of a nationwide class of all persons who booked a hotel room in New York City through the defendants. The complaint asserts claims for deceptive business practices, conversion, breach of fiduciary duty and breach of contract and seeks a declaratory judgment, injunctive relief and damages in an unspecified amount, but exceeding $5,000,000. Defendants’ motion to dismiss has been fully briefed and is pending before the court.

Consumer Case against Expedia Canada. On June 26, 2009, a class action suit against Expedia Canada Corporation was filed in Ontario, Canada, alleging that disclosures related to “taxes and service fees” were deceptive. See Magill v. Expedia Canada Corporation and Expedia.ca, CV-09-381919-00LP (Ontario Superior Court of Justice). The complaint asserts claims under the Competition Act and Consumer Protection Act as well as claims of unjust enrichment, restitution, constructive trust, accounting and disgorgement and breach of contract. It seeks damages in the amount of CA$50,000,000 for the class as well as interest, fees and alternate damages measures.

Litigation Relating to Hotel Occupancy Taxes

City of Los Angeles Litigation. On December 30, 2004, the city of Los Angeles filed a purported class action in California state court against a number of internet travel companies, including hotels.com, Expedia Washington and Hotwire. City of Los Angeles, California, on Behalf of Itself and All Others Similarly Situated v. Hotels.com, L.P. et al., No. BC326693 (Superior Court, Los Angeles County). The complaint alleges that the defendants are improperly charging and/or failing to pay hotel occupancy taxes. The complaint seeks certification of a statewide class of all California cities and counties that have enacted uniform transient occupancy-tax ordinances effective on or after December 30, 1990. The complaint alleges violation of those ordinances, violation of Section 17200 of the California Business and Professions Code, and common-law conversion. The complaint also seeks a declaratory judgment that the defendants are subject to hotel occupancy taxes on the hotel rate charged to consumers and imposition of a constructive trust on all monies owed by the defendants to the government, as well as disgorgement, restitution, interest and penalties. On July 26, 2007, the court signed an order staying the lawsuit until the cities have exhausted their administrative remedies. The case is coordinated with the cases in San Diego, Anaheim and San Francisco. Los Angeles issued assessments of $15.7 million against Expedia Washington, $14.8 million against hotels.com and $4.4 million against Hotwire on September 9, 2009. An administrative hearing challenging the assessments was held on December 3, 2009.

City of Findlay, Ohio Litigation. On October 25, 2005, the city of Findlay, Ohio filed a purported state wide class action in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Findlay v. Hotels.com, L.P., et al., No. 2005-CV-673 (Court of Common Pleas of Hancock County, Ohio). The complaint alleges that the defendants have failed to pay to the city hotel occupancy taxes as required by municipal ordinance. The complaint includes claims for violation of that ordinance, violation of the consumer protection act, conversion imposition of a constructive trust and declaratory relief. On November 22, 2005, defendants removed the case to the United States District Court for the Northern District of Ohio. On January 30, 2006, the defendants moved to dismiss the case. On July 26, 2006, the court granted in part and denied in part defendants’ motion to dismiss. The court has consolidated this lawsuit with the lawsuit filed by the cities of Columbus and Dayton, Ohio. On February 22, 2008, plaintiffs filed a First Amended Consolidated Complaint adding the city of Toledo, city of Northwood, city of Rossford, city of Maumee, city of Perrysburg, Perrysburg Township and Springfield Township as plaintiffs in the lawsuit. On July 7, 2009, plaintiffs amended their complaint to add the Franklin County Convention Facilities Authority as a plaintiff. The court’s prior ruling on defendants’ motion to dismiss has been applied to the joined jurisdictions. The court has held that the defendants are not directly obligated to pay the hotel occupancy taxes at issue, but may be liable for taxes collected but not remitted.

City of Chicago Litigation. On November 1, 2005, the city of Chicago, Illinois filed an action in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Chicago, Illinois v. Hotels.com, L.P., et al., No. 2005 L051003 (Circuit Court of Cook County). The complaint alleges that the defendants have failed to pay to the city the hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance, conversion, imposition of a constructive trust and demand for a legal accounting. The complaint seeks damages, restitution, disgorgement, fines, penalties and other relief in an unspecified amount.

City of Rome, Georgia Litigation. On November 18, 2005, the city of Rome, Georgia, Hart County, Georgia, and the city of Cartersville, Georgia filed a purported state wide class action in the United States District Court for the Northern District of Georgia against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Rome, Georgia, et al. v. Hotels.com, L.P., et al., No. 4:05-CV-249 (U.S. District Court, Northern District of Georgia, Rome Division). The complaint alleges that the defendants have failed to pay to the county and cities the hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert claims for violation of excise and sales and use tax ordinances, conversion, unjust enrichment, imposition of a constructive trust, declaratory relief and injunctive relief. The complaint seeks damages and other relief in an unspecified amount. On February 6, 2006, the defendants moved to dismiss the complaint. On May 9, 2006, the court granted in part and denied in part defendants’ motion to dismiss. On June 8, 2006, plaintiffs filed an amended complaint adding 16 more municipalities and political subdivisions as named plaintiffs. On May 10, 2007, the court stayed the litigation, concluding that the plaintiffs must exhaust their administrative remedies before continuing to litigate their tax claims. On July 10, 2009, the court lifted the stay of the litigation. Plaintiffs’ motion for class certification is due on February 8, 2010. The case has now been stayed based upon the parties’ agreement to participate in mediation.

City of San Diego, California Litigation. On February 9, 2006, the city of San Diego, California filed an action in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of San Diego v. Hotels.com, L.P. et al., (Superior Court for the County of San Diego). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance, for violation of Section 17200 of the California Business and Professions Code, conversion, imposition of a constructive trust and declaratory judgment. The complaint seeks damages and other relief in an unspecified amount. An amended complaint was filed on March 8, 2007. This case is coordinated with the Anaheim, San Francisco and Los Angeles lawsuits. The case was stayed pending exhaustion of administrative procedures. In November 2008, the city completed its audit and assessed hotel occupancy taxes against each of those online travel companies. The online travel companies challenged those assessments through an administrative appeals process. The first hearing on those challenges occurred on June 19, 2009. On July 28, 2009, the hearing board affirmed the assessments. The Expedia defendants have appealed, and an administrative hearing took place during the week of January 11, 2010.

Orange County, Florida Litigation. On March 13, 2006, Orange County, Florida filed an action in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See Orange County et al v. Expedia, Inc., et al., 2006-CA-2104 Div. 39 (Circuit Court Ninth Judicial District, Orange County, FL). The complaint alleges that the defendants have failed to pay the county hotel accommodations taxes as required by municipal ordinance. The complaint seeks a declaratory judgment regarding the county’s right to audit and collect tax on certain of the defendants’ hotel room transactions. On March 9, 2007, the plaintiff filed an amended complaint. Trial is scheduled for August 23, 2010.

City of Atlanta, Georgia Litigation. On March 29, 2006, the city of Atlanta, Georgia filed suit against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See City of Atlanta, Georgia v. Hotels.com, L.P., et al., 2006-CV-114732 (Superior Court of Fulton County, Georgia). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert claims for violation of the ordinance, conversion, unjust enrichment, imposition of a constructive trust, declaratory judgment and an equitable accounting. The complaint seeks damages and other relief in an unspecified amount. On July 10, 2009, the case was transferred to Judge Michael Johnson. Plaintiff’s first amended complaint was filed on October 23, 2009. Answers were filed on November 30, 2009. The deadline to file motions for summary judgment, or other dispositive motions, is February 15, 2010.

City of Charleston, South Carolina Litigation. On April 26, 2006, the city of Charleston, South Carolina filed suit in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See City of Charleston, South Carolina v. Hotels.com, et al., 2:06-CV-01646-PMD (United States District Court, District of South Carolina, Charleston Division). The case was removed to federal court on May 31, 2006. The complaint alleges that the defendants have failed to pay the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance, conversion, constructive trust and legal accounting. The complaint seeks damages in an unspecified amount. On April 26, 2007, the court entered an order consolidating the lawsuits filed by the City of Charleston and the Town of Mt. Pleasant. Trial is scheduled for June 17, 2010.

City of San Antonio, Texas Litigation. On May 8, 2006, the city of San Antonio filed a putative statewide class action in federal court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See City of San Antonio, et al. v. Hotels.com, L.P., et al., SA06CA0381 (United States District Court, Western District of Texas, San Antonio Division). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance, common-law conversion, and declaratory judgment. The complaint seeks damages in an unspecified amount, restitution and disgorgement. On October 30, 2009, a jury verdict was entered finding that defendants “control hotels” and awarding approximately $15 million for historical damages against the Expedia Washington, hotels.com and Hotwire). The jury also found that defendants were not liable for conversion or punitive damages. The final amount of the judgment against the these companies has not been determined. In further proceedings, the court will determine, among other things, whether the tax is actually due on the amounts that the online companies retained for their services and the amount, if any, of penalties and interest, which could be significant.

City of Gallup, New Mexico Litigation. On May 17, 2006, the city of Gallup, New Mexico filed a putative statewide class action in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See City of Gallup, New Mexico, et al. v. Hotels.com, L.P., et al., CIV-06-0549 JC/RLP (United States District Court, District of New Mexico). The case was removed to federal court on June 23, 2006. The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert claims for violation of those ordinances, conversion, and declaratory judgment. The complaint seeks damages in an unspecified amount, restitution and disgorgement. On April 18, 2007, the court granted plaintiffs’ motion to dismiss its own lawsuit. On July 6, 2007, the city of Gallup refiled its lawsuit. The defendants answered the complaint on August 27, 2007. Plaintiff filed its first amended complaint on January 16, 2009. The court certified the class on July 7, 2009. Plaintiffs filed a partial motion for summary judgment, which is pending. The court’s order approving class notice was issued on October 22, 2009.

Town of Mount Pleasant, South Carolina Litigation. On May 23, 2006, the town of Mount Pleasant, South Carolina filed suit in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See Town of Mount Pleasant, South Carolina v. Hotels.com, et al., 2-06-CV-020987-PMD (United States District Court, District of South Carolina, Charleston Division). The case was removed to federal court on July 21, 2006. The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance, conversion, constructive trust and legal accounting. The complaint seeks damages in an unspecified amount. On August 22, 2006, hotels.com GP, LLC was voluntarily dismissed. On April 26, 2007, the court consolidated the lawsuits filed by the city of Charleston and the town of Mt. Pleasant. On May 14, 2007, the town filed its first amended complaint. Trial is scheduled for June 17, 2010.

Columbus, Georgia Litigation. On May 30, 2006, the city of Columbus, Georgia filed suit against Expedia Washington and on June 7, 2006 filed suit against hotels.com — both in state court. See Columbus, Georgia v. Hotels.com, Inc., et al., SU-06-CV-1893-8 (Superior Curt of Muscogee County); Columbus, Georgia v. Expedia, Inc, SU-06-CV-1794-7 (Superior Court of Muscogee County). The complaints allege that the defendants have failed to pay the city hotel accommodations taxes as required by municipal ordinance. The complaints purport to assert claims for violation of that ordinance, unjust enrichment, imposition of a constructive trust, equitable accounting, and declaratory judgment. The complaint seeks damages in an unspecified amount, restitution and disgorgement. On August 1, 2007, Expedia Washington and hotels.com filed motions for summary judgment based on the plaintiff’s failure to exhaust its administrative remedies prior to filing the lawsuit. On October 5, 2007, the plaintiff filed a motion for declaratory judgment and injunctive relief in the Expedia lawsuit. On September 22, 2008, the court denied Expedia Washington’s motion for summary judgment for failure to exhaust administrative remedies and granted plaintiff’s motion for injunctive relief against Expedia Washington. On November 7, 2008, the court denied hotels.com’s motion for summary judgment for failure to exhaust administrative remedies and granted plaintiff’s motion for injunctive relief against hotels.com. On October 22, 2008, Expedia Washington filed its notice of appeal and on December 3, 2008, hotels.com filed its notice of appeal, both challenging the trial court’s denial of Expedia Washington and hotels.com’s motion for summary judgment and grant of plaintiff’s injunction. On June 15, 2009, the Georgia Supreme Court denied Expedia Washington’s appeal and affirmed and modified in part the trial court’s ruling. On June 30, 2009, the court denied Expedia Washington’s motion to reconsider. Hotels.com’s appeal was denied on October 5, 2009. On November 10, 2009, the Supreme Court denied

hotels.com’s motion for reconsideration but modified its opinion. Expedia Washington has filed both a direct and discretionary appeal of the Special Master’s discovery report and recommendation. Both of these appeals remain pending. On October 8, 2009, plaintiff filed a motion to enjoin Expedia Washington from not listing Columbus, Georgia hotels. Expedia Washington filed its response on November 10, 2009. Trial is scheduled for May 24, 2010.

Lake County, Indiana Convention and Visitors Bureau Litigation. On June 12, 2006, the Lake County Convention and Visitors Bureau, Inc. and Marshall County, Indiana, filed a putative statewide class action in federal court on behalf of themselves and all other similarly situated political subdivisions in the State of Indiana against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See Lake County Convention and Visitors Bureau, Inc., et al. v. Hotels.com, LP, 2:06-CV-207 (United States District Court for the Northern District of Indiana, Hammond Division). The complaint alleges that the defendants have failed to pay to certain municipalities hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert claims for violation of those ordinances, conversion, unjust enrichment, imposition of a constructive trust, and declaratory judgment. The complaint seeks damages in an unspecified amount. Defendants’ motion for summary judgment for failure to exhaust administrative remedies is pending.

Cities of Columbus and Dayton, Ohio Litigation. On August 8, 2006, the city of Columbus, Ohio and the city of Dayton, Ohio, filed a putative statewide class action in federal court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. See City of Columbus, et al. v. Hotels.com, L.P., et al., 2:06-CV-00677 (United States District Court, Southern District of Ohio). The complaint alleges that the defendants have failed to pay to counties and cities in Ohio hotel accommodation taxes as required by local ordinances. The complaint purports to assert claims for violation of those ordinances, unjust enrichment, violation of the doctrine of money had and received, conversion, declaratory judgment, and seeks imposition of a constructive trust. The complaint seeks damages in an unspecified amount. Defendants filed a motion to dismiss on September 25, 2006 and a motion to transfer venue to the Northern District of Ohio on September 27, 2006. The case was transferred to the Northern District of Ohio and defendant’s motion to dismiss was granted in part, consistent with the ruling in the City of Findlay, Ohio lawsuit. On February 22, 2008, plaintiffs filed a First Amended Consolidated Complaint adding the city of Toledo, city of Northwood, city of Rossford, city of Maumee, city of Perrysburg, Perrysburg Township and Springfield Township as plaintiffs in the lawsuit. On July 7, 2009, plaintiffs amended their complaint to add the Franklin County Convention Facilities Authority as a plaintiff. The court’s prior ruling on defendants’ motion to dismiss has been applied to the joined jurisdictions. The court has held that the defendants are not directly obligated to pay the hotel occupancy taxes at issue, but may be liable for taxes collected but not remitted.

North Myrtle Beach Litigation. On August 28, 2006, the city of North Myrtle Beach, South Carolina filed a lawsuit in federal court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See City of North Myrtle Beach v. Hotels.com, et al., 4: 06-CV-03063-RBH (United States District Court, District of South Carolina, Florence Division). The complaint alleges that the defendants have failed to pay the hotel accommodation taxes as required by local ordinances. The complaint purports to assert claims for violation of those ordinances, as well as a claim for conversion, imposition of a constructive trust, and demand for an accounting. The complaint seeks damages in an unspecified amount. On October 27, 2006, the case was removed to federal court. On December 1, 2006, the defendants filed a motion to dismiss. On September 30, 2007, the court denied defendants’ motion to dismiss. On October 15, 2007, the defendants answered the complaint. Trial is scheduled for June 7, 2010.

Louisville/Jefferson County Metro Government, Kentucky Litigation. On September 21, 2006, the Louisville/Jefferson County Metro Government filed a putative statewide class action in federal court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See Louisville/Jefferson County Metro Government v. Hotels.com, L.P., et al., 3:06CV-480-R (United States District Court for the Western District of Kentucky, Louisville Division). The complaint alleges that the defendants have failed to pay the counties and cities in Kentucky hotel accommodation taxes as required by local ordinances. The complaint purports to assert claims for violation of those ordinances, unjust enrichment, money had and received, conversion, imposition of a constructive trust, and declaratory judgment. The complaint seeks damages in an unspecified amount. On December 22, 2006, the defendants filed a motion to dismiss, which was denied on August 10, 2007. On October 26, 2007, the defendants filed a motion for reconsideration or certification of interlocutory appeal. On April 16, 2008, the Lexington-Fayette Urban County Government filed an intervening complaint, joining the lawsuit. On May 16, 2008, the defendants moved to dismiss Lexington-Fayette complaint. On September 30, 2008, the court granted defendants’ motion for reconsideration of defendants’ motion to dismiss and dismissed the case in its entirety. On December 22, 2009, the Sixth Circuit Court of Appeals affirmed the dismissal.

Nassau County, New York Litigation. On October 24, 2006, the county of Nassau, New York filed a putative statewide class action in federal court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See Nassau County, New York, et al. v. Hotels.com, L.P., et al., (United States District Court, Eastern District of New York). The complaint alleges that the defendants have failed to pay cities, counties and local governments in New York hotel accommodation taxes as required by local ordinances. The complaint purports to assert claims for violations of those ordinances, as well as claims for conversion, unjust enrichment, and imposition of a constructive trust. The complaint seeks damages in an unspecified amount. The defendants filed a motion to dismiss on January 31, 2007. On August 17, 2007, the court granted defendants’ motion dismissing the lawsuit due to the plaintiff’s failure to exhaust its administrative remedies. On August 11, 2009, the Second Circuit Court of Appeals remanded the case for the district court to determine whether class certification is appropriate. The court has ordered the parties to proceed with class certification.

Wake County, North Carolina Litigation. On November 3, 2006, the county of Wake, North Carolina filed a lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See Wake County v. Hotels.com, L.P., et al., 06 CV 016256 (General Court of Justice, Superior Court Division, Wake County). The complaint alleges that the defendants have failed to pay the county hotel accommodation taxes as required by local ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for declaratory judgment or injunction, conversion, imposition of a constructive trust, demand for an accounting, unfair and deceptive trade practices, and agency. The complaint seeks damages in an unspecified amount. The defendants filed a motion to dismiss on February 12, 2007. On April 4, 2007, the court consolidated the Wake County, Dare County, Buncombe County, and Cumberland County lawsuits. On May 9, 2007, the defendants moved to dismiss the lawsuits. On November 19, 2007, the court granted in part and denied in part defendants’ motion to dismiss the Wake County lawsuit.

Branson, Missouri Litigation. On December 28, 2006, the city of Branson, Missouri filed a lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See City of Branson, MO v. Hotels.com, L.P., et al., 106CC5164 (Circuit Court of Greene County, Missouri). The complaint alleges that the defendants have failed to pay the city hotel accommodation taxes as required by local ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for declaratory judgment, conversion, and demand for an accounting. The complaint seeks damages in an unspecified amount. On April 23, 2007, the defendants filed a motion to dismiss the lawsuit. On November 26, 2007, the court denied the defendants’ motion to dismiss.

Buncombe County Litigation. On February 1, 2007, Buncombe County, North Carolina filed a lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See Buncombe County v. Hotels.com, et al., 7 CV 00585 (General Court of Justice, Superior Court Division, Buncombe County, North Carolina). The complaint alleges that the defendants have failed to pay the county hotel accommodation taxes as required by local ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for declaratory judgment. The complaint seeks damages in an unspecified amount. On April 4, 2007, the court consolidated the Wake County, Dare County, Buncombe County, and Cumberland County lawsuits. On May 9, 2007, the defendants moved to dismiss the lawsuits. On November 19, 2007, the court granted in part and denied in part defendants’ motion to dismiss the Buncombe County lawsuit.

Dare County, North Carolina Litigation. On January 26, 2007, Dare County, North Carolina filed a lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire, and Expedia Washington. See Dare County v. Hotels.com, L.P., et al., 07 CVS 56 (General Court of Justice, Superior Court Division, Dare County, North Carolina). The complaint alleges that the defendants have failed to pay the county hotel accommodation taxes as required by local ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for declaratory judgment, injunction, conversion, constructive trust, accounting, unfair and deceptive trade practices and agency. The complaint seeks damages in an unspecified amount. On April 4, 2007, the court consolidated the Wake County, Dare County, Buncombe County, and Cumberland County lawsuits. On May 9, 2007, the defendants moved to dismiss the lawsuits. On November 19, 2007, the court granted in part and denied in part defendants’ motion to dismiss the Dare County lawsuit.

Myrtle Beach, South Carolina Litigation. On February 2, 2007, the city of Myrtle Beach, South Carolina filed an individual lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Myrtle Beach v. Hotels.com, LP, et al., 2007 CP26-0738 (Court of Common Pleas, Fifteenth Judicial Circuit, County of Horry, South Carolina). The complaint alleges that the defendants have failed to pay to the county hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert a claim for declaratory judgment that the accommodations tax at issue is owed by the defendants. The complaint seeks damages in an unspecified amount.

Horry County, South Carolina Litigation. On February 2, 2007, Horry County, South Carolina filed an individual lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. Horry County v. Hotels.com, LP, et al., 2007 CP26-0737 (Court of Common Please, County of Horry, South Carolina). The complaint alleges that the defendants have failed to pay to the county hotel accommodations taxes as required by municipal ordinances. The complaint purports to assert a claim for declaratory judgment that the accommodations tax at issue is owed by the defendants. The complaint seeks damages in an unspecified amount.

City of Houston, Texas Litigation. On March 5, 2007, the city of Houston filed an individual lawsuit in state court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Houston v. Hotels.com, L.P., et al., 2007-13227 (District Court of Harris County, 270th Judicial District, Texas). The lawsuit alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The lawsuit purports to assert claims for violation of that ordinance, conversion, imposition of a constructive trust, civil conspiracy, and demand for accounting. The complaint seeks damages in an unspecified amount. As a result of extensive motion practice, the lawsuit was removed to federal court. On January 19, 2010, the court ruled in favor of defendants on their motion for summary judgment dismissing plaintiffs’ claims with prejudice

City of Oakland, California Litigation. On June 29, 2007, the city of Oakland, California filed an individual lawsuit in federal court against a number of internet travel companies, including hotels.com, Hotwire and Expedia Washington. City of Oakland v. Hotels.com, L.P., et al., C-07-3432 (United States District Court, Northern District of California). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of that ordinance. The complaint seeks injunctive relief and damages in an unspecified amount, including punitive damages and restitution. On September 18, 2007, the defendants filed a motion to dismiss the lawsuit. On November 6, 2007, the court granted the defendant’s motion to dismiss for failure to exhaust administrative remedies. The plaintiff filed a notice of appeal on December 6, 2007. On July 16, 2009, the Ninth Circuit Court of Appeals affirmed the dismissal. On September 9, 2009, the court dismissed the case. Hotels.com and Expedia Washington have received notice of audit from the city.

Mecklenburg County Litigation. On January 10, 2008, the county of Mecklenburg, North Carolina filed an individual lawsuit in state court against a number of internet travel companies, including Expedia, hotels.com, and Hotwire. County of Mecklenburg v. Hotels.com L.P., et al., (General Court of Justice, Superior Court Division, Mecklenburg County, North Carolina). The complaint alleges that the defendants have failed to pay to the county hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for declaratory judgment, injunction, conversion, constructive trust, accounting, unfair and deceptive trade practices and agency. The complaint seeks damages in an unspecified amount. On April 4, 2007, the court consolidated the Wake County, Dare County, Buncombe County, and Cumberland County lawsuits. On May 9, 2007, the defendants moved to dismiss the lawsuits. On November 19, 2007, the court granted in part and denied in part defendants’ motion to dismiss the Mecklenburg County lawsuit.

Cities of Goodlettsville and Brentwood, Tennessee Litigation. On June 2, 2008, the cities of Goodlettsville and Brentwood, Tennessee filed a putative class action in federal court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. City of Goodlettsville and City of Brentwood v. Priceline.com, Inc., et al., 3-08-0561 (United States District Court for the Middle District of Tennessee). The complaint alleges that the defendants have failed to pay to the cities hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for unjust enrichment and conversion. The complaint seeks damages in an unspecified amount. Plaintiffs have voluntarily dismissed the city of Brentwood. On March 31, 2009, the court denied defendants’ motion to dismiss. Defendants’ answers were filed on April 24, 2009. Plaintiffs’ motion for class certification is pending.

County of Monroe, Florida Litigation. On June 3, 2008, the county of Monroe, Florida filed an individual action in federal court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. County of Monroe, Florida v. Priceline.com, Inc., et al., 08-10044-CIV (United States District Court for the Southern District of Florida). The complaint alleges that the defendants have failed to pay to the county hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for unjust enrichment and conversion. The complaint seeks damages in an unspecified amount. On June 25, 2008, the plaintiff filed a Notice of Voluntary Dismissal. On June 26, 2008, the court entered an order dismissing the lawsuit. On January 12, 2009, the county of Monroe refiled its lawsuit. The court then dismissed the complaint for failure to file a joint scheduling report. Plaintiff refiled its complaint on April 15, 2009. Defendants filed a motion to dismiss on April 23, 2009. The court dismissed the April 15, 2009 complaint and ordered the parties to file a joint scheduling report and move to reopen the case based on the January 12, 2009 complaint. On May 27, 2009, the court reopened the case. Plaintiff filed its first amended complaint on May 28, 2009. Defendants’ motion to dismiss the first amended complaint was denied and granted in part by the court. Plaintiff’s motion for class certification is pending. Trial is scheduled for July 19, 2010.

Township of Lyndhurst, New Jersey Litigation. On June 18, 2008, the township of Lyndhurst filed a putative class action in federal court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. Township of Lyndhurst v. Priceline.com, Inc., et al., 2:08-CV-03033-JLL-CCC (United States District Court for District of New Jersey). The complaint alleges that the defendants have failed to pay to the township hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for unjust enrichment and conversion. The complaint seeks damages in an unspecified amount. Defendants filed a motion to dismiss on August 19, 2008. On March 18, 2009, the court granted defendants’ motion to dismiss for lack of standing. Plaintiff’s appeal is pending.

City of Baltimore Litigation. On December 10, 2008, the city of Baltimore, Maryland filed an individual action in federal court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. Mayor and City Council of Baltimore v. Pricline.com, Inc. et al., MJG-07-2807 (United States District Court for the District of Maryland). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for conversion, unjust enrichment, assumpsit, declaratory judgment, imposition of a constructive trust, and injunctive relief. The complaint seeks damages in an unspecified amount. The case is coordinated with the Worcester County litigation.

Worcester County, Maryland Litigation. On January 6, 2009, the county of Worcester, Maryland filed an individual action in federal court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. County Commissioners of Worcester County, Maryland v. Pricline.com, Inc. et al., 09-CV-00013-JFM (United States District Court for the District of Maryland). The complaint alleges that the defendants have failed to pay to the city hotel accommodations taxes as required by municipal ordinance. The complaint purports to assert claims for violation of the local ordinance, as well as claims for conversion, unjust enrichment, and assumpsit. The complaint seeks damages in an unspecified amount. Defendants filed a motion to dismiss on March 16, 2009. On June 2, 2009, the court denied defendants’ motion to dismiss. The court denied defendants’ motion for reconsideration of the motion to dismiss on July 21, 2009. This case is coordinated with the Baltimore litigation. Defendants’ answer was filed on August 4, 2009.

City of Anaheim, California Litigation. On October 10, 2007, the city of Anaheim, California instituted an audit of a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire, for hotel occupancy taxes. On or before May 23, 2008, the city completed its audit and issued assessments against each of those online travel companies. The online travel companies challenged those assessments through an administrative appeals process. On January 28, 2009, the hearing examiner issued his decision, rejecting the online travel companies’ challenges to those assessments. On February 6, 2009, the hearing examiner issued a decision setting forth the assessed amounts due by each online travel company (Expedia Washington $9,884,872, hotels.com $7,452,772, and Hotwire $404,555). On February 11, 2009, the online travel companies filed a petition for writ of mandate in the California superior court seeking to vacate the decision of the hearing examiner and asking for a declaratory judgment that the online travel companies are not subject to Anaheim’s hotel occupancy tax. Expedia, Inc. v. City of Anaheim, et. al., Hotels.com L.P. v. City of Anaheim, et. al.; Hotwire, Inc. v. City of Anaheim et. al., Superior Court of the State of California, County of Orange). On February 17, 2009, the online travel companies filed a motion asking the court to rule that the city is not entitled to require the companies to pay the tax assessment prior to commencing litigation to challenge the applicability of the ordinance. On March 30, 2009, the court overruled the city’s demurrer to the companies’ “pay-to-play” motion. On June 11, 2009, the Court of Appeals denied Anaheim’s petition challenging the “pay first” ruling. Anaheim appealed to the California Supreme Court. The California Supreme Court instructed the Court of Appeals to consider the ruling on the city’s appeal that taxes must be paid before defendants can challenge the applicability of the ordinance in court. The Court of Appeals has affirmed the trial court’s ruling. The lawsuit is coordinated with the San Diego, San Francisco and Los Angeles matters. Defendants have challenged the city’s use of contingency fee counsel and this issue is currently on appeal. The city filed a motion to deny the defendants’ writ of administrative mandamus on July 15, 2009 and the defendants filed a motion for judgment granting writ of mandate. On February 1, 2010, the court ruled in defendants’ favor that taxes are not due to the City of Anaheim.

City of San Francisco, California. On May 13, 2008, the city of San Francisco, California instituted an audit of a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire, for hotel occupancy taxes. On or before October 31, 2008, the city completed its audit and issued assessments against each of those online travel companies. The online travel companies have challenged those assessments through an administrative appeals process and in hearings during January 2009. The hearing examiner upheld the city’s assessments. On May 11, 2009, the online travel companies filed a petition for writ of mandate in the California superior court seeking to vacate the decision of the hearing examiner and asking for a declaratory judgment that the online travel companies are not subject to San Francisco’s hotel occupancy tax. Expedia, Inc. v. City and County of San Francisco, et. al.; Hotwire, Inc. v. City and County of San Francisco, et. al., Superior Court of the State of California, County of San Francisco). A motion to coordinate the case with the Los Angeles, Anaheim and San Diego lawsuits was granted on June 4, 2009. On May 22, 2009, the city served a notice of intent to seek summary judgment. On June 19, 2009, the court granted the city’s demurrer on the “pay first” issue relating to pay-to-play provisions. Expedia Washington and Hotwire’s appeal of the “pay first” decision was denied and Expedia and Hotwire paid the assessed amounts on July 13, 2009. The companies have filed a claim for refund. A hearing on the hotels.com assessment appeal was held on August 12, 2009. Hotels.com paid the assessed amount on November 30, 2009 and filed a claim for refund on January 21, 2010. The court denied defendants’ motion to disqualify contingency fee counsel.

City of Jacksonville Litigation. On July 28, 2006, the city of Jacksonville, Florida filed a putative class action in state court against a number of internet travel companies, including Expedia Washington, hotels.com, and Hotwire. The lawsuit was dismissed for failure to exhaust administrative remedies. In February 2009, the court gave leave for plaintiffs to refile its complaint. Plaintiffs’ amended complaint was filed on March 10, 2009. City of Jacksonville v. Hotels.com LP, et. al., 2006-CA-005393-XXXX-MA, CV-B (Circuit Court, Fourth Judicial Circuit, Duval County, Florida). The complaint alleges that the defendants have failed to pay to the city the tourist and convention development taxes as required by state and municipal ordinance. The complaint seeks damages in an unspecified amount. On April 8, 2009, defendants filed their answers.

City of Bowling Green, Kentucky. On March 10, 2009, the city of Bowling Green, Kentucky filed an individual action against a number of internet travel companies, including Expedia Washington, hotels.com LP and Hotwire, Inc. City of Bowling Green, Kentucky vs. hotels.com, L.P., et. al., Civil Action 09-CI-409, Commonwealth of Kentucky, Warren Circuit Court. The complaint alleges that the defendants have failed to pay transient room taxes as required by municipal ordinance. Defendants’ motion to dismiss is pending, a hearing on the motion to dismiss was held on September 9, 2009 and the court took the matter under submission.

County of Genesee, County of Calhoun, County of Ingham and County of Saginaw, Michigan. On February 24, 2009, four Michigan counties, Genesee, Calhoun, Ingham and Saginaw, filed an individual action against a number of internet travel companies, including Expedia, Inc., hotels.com L.P., hotels.com GP, LLC and TravelNow.com, Inc. County of Genesee, Michigan v. hotels.com, L.P., et. al., 09-265-CZ (Circuit Court for the County of Ingham, Michigan). The complaint alleges that the defendants have failed to pay hotel accommodation taxes as required by county ordinance. Defendants’ filed a motion for summary disposition on June 29, 2009. On August 21, 2009, the court denied defendants’ motion for summary disposition.

South Carolina Litigation. On March 16, 2009, Travelscape, LLC filed a notice of appeal in the South Carolina Court of Appeals. Travelscape, LLC v. South Carolina Department of Revenue, 2008-ALJ-17-0076-CC (State of South Carolina Court of Appeals). Plaintiff appealed the Administrative Law Court’s order of February 13, 2009, relating to the South Carolina Department of Revenue’s assessment of sales and accommodations taxes against plaintiffs. The appeal has been briefed and is pending.

Broward County, Florida Litigation. On January 12, 2009, Expedia Washington, hotels.com, L.P. and Hotwire filed separate actions against Broward County, Florida and the Florida Department of Revenue. Expedia, Inc. v. Broward County Florida, et. al., Case Nos., 37 2009 CA 000131, 37 2009 CA 000129, and 37 2009 000128 (Second Judicial Circuit Court, State of Florida, Leon County). The complaints contest the assessments against plaintiffs on the grounds that plaintiffs are not subject to the tourist development tax, among other claims. Defendants answered and asserted counterclaims on February 2, 2009. Plaintiffs’ motion to dismiss defendants’ counterclaims is pending. On May 13, 2009, the court consolidated all cases for all purposes except trial on any Broward counterclaims. Plaintiffs filed amended complaints on August 25, 2009. Broward County filed its answer and counterclaims on October 7, 2009. The Department of Revenues’ response was filed on October 26, 2009. Defendants filed a motion to dismiss Broward County’s counterclaims on October 30, 2009.

St. Louis County, Missouri Litigation. On July 6, 2009, St. Louis County, Missouri filed an action against a number of online travel companies, including the Company, Expedia Washington, hotels.com, hotels.com, L.P., hotels.com GP, LLC, Hotwire, Inc., and TravelNow.com, Inc. St. Louis County, Missouri v. Prestige Travel, Inc., et. al., Case No. 09SL-CC02912 (21st Judicial Circuit Court, St. Louis County, Missouri). The complaint alleges that the defendants have failed to collect and/or pay taxes under the county’s tourism and hotel tax ordinances. Some of the Expedia defendants were served on July 20, 2009. Plaintiff’s first amended petition was filed on September 18, 2009. Defendants filed a motion to dismiss on November 30, 2009.

Village of Rosemont, Illinois Litigation. On July 23, 2009, Rosemont, Illinois filed an action against a number of online travel companies including Expedia Washington, hotels.com, L.P., and Hotwire, Inc. Village of Rosemont, Illinois v. Priceline.com, Incorporated, et al.1:09-cv-04438 (U.S. District Court for the Northern District of Illinois). The complaint alleges that defendants have failed to collect and/or pay taxes under the city’s hotel tax ordinances. Defendants filed their answer on October 9, 2009. Defendants’ motion to dismiss is pending.

Palm Beach County, Florida Litigation. On July 30, 2009, Palm Beach County, Florida filed an action against a number of online travel companies including Expedia Washington, TravelNow.com, Inc., hotels.com, L.P., hotels.com GP, LLC, IAC/Interactive Corp. and Delaware Hotwire, Inc. d/b/a Hotwire, Inc. Anne Gannon, in her capacity as Palm Beach County Tax Collector, on behalf of Palm Beach County v. Hotels.com, L.P., et al., 50 2009 CA 025919 MB (Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida). The complaint alleges that defendants have failed to collect and/or pay taxes under the county’s tourist development tax ordinances. Plaintiff served an amended complaint on December 1, 2009. Defendants answered on January 8, 2010.

Lawrence County, Pennsylvania Litigation. On September 8, 2009, the County of Lawrence, Pennsylvania filed an action against a number of online travel companies including Expedia Washington, hotel.com, L.P., hotels.com GP, LLC, Hotwire, Inc. and Travelnow.com, Inc. County of Lawrence, Pennsylvania v. Hotels.com, L.P., et al., Civil Action No. 2:09-cv-01219-GLL (U.S. District Court for the Western District of Pennsylvania). The complaint alleges that defendants have failed to collect and/or pay taxes under state and municipal hotel occupancy tax codes and alleges conversion and equitable claims. Defendants were served on September 25 and September 28, 2009. Plaintiff dismissed this suit and refiled in state court.

Brevard County, Florida Litigation. On October 2, 2009, Brevard County Florida filed an action against a number of online travel companies, including Expedia Washington, hotels.com, L.P. and Hotwire, Inc. Brevard County, Florida v. priceline.com Inc., et. al. 6:09-CV-1695-ORC-31JGK (U.S. District Court for the Middle District of Florida, Orlando Division). The complaint alleges that defendants have failed to collect and/or pay taxes under the county’s tourist development tax ordinances. Defendants have filed a motion to dismiss.

Pine Bluff, Arkansas Litigation. On September 25, 2009, Pine Bluff Advertising and Promotion Commission, Jefferson County filed a class action against a number of online travel companies, including Expedia Washington, hotels.com, L.P. and Hotwire, Inc. Pine Bluff Advertising and Promotion Commission, Jefferson County, Arkansas, and others similarly situated v. Hotels.com LP, et. al. CV-2009-946-5 (In the Circuit Court of Jefferson, Arkansas). The complaint alleges that defendants have failed to collect and/or pay taxes under hotel tax occupancy ordinances. Defendants have filed a motion to dismiss.

Leon County, et. al. v. Expedia, Inc., et. al. On November 3, 2009, Leon County, Florida filed an action against a number of online travel companies, including Expedia Washington, hotels.com GP, LLC, hotels.com, L.P., TravelNow.com and Hotwire, Inc. Leon County, et. al. v. Expedia, Inc., et. al. Case No: 2009CA4319 (Circuit Court of the Second Judicial Circuit, Leon County, Florida). The complaint alleges that defendants have failed to collect and/or pay taxes under the county’s tourist development tax ordinances.

Leon County v. Expedia, Inc. et al. On December 14, 2009, Leon County filed an action against a number of online travel companies and the State of Florida Department of Revenue for recovery of state taxes for hotel occupancy. Leon County v. Expedia, Inc., et al., Case No. 2009CA4882 (Circuit Court of the Second Judicial Circuit, Leon County, Florida). Leon County has sued the online travel companies and the Florida State Department of Revenue for failure to collect state hotel occupancy taxes. This case was originally filed in federal court on July 27, 2006 and voluntarily dismissed on February 23, 2007. On January 19, 2010, defendants moved to dismiss.

City of Birmingham v. Orbitz, et. al. The City of Birmingham, Alabama and eight other cities in Alabama, along with the Birmingham-Jefferson Civil Center Authority, have brought suit against a number of online travel companies. City of Birmingham, et al. v. Orbitz, et al., Case No. CV200903607 (Circuit Court of Jefferson County, Alabama). The complaint alleges that defendants have failed to collect and/or pay taxes under local lodging tax codes.

Florida Attorney General Litigation. On November 3, 2009, the Florida Attorney General announced a suit against Expedia, Inc. and Orbitz, Inc. State of Florida, Office of the Attorney General, Department of Legal Affairs v. Expedia, Washington, et al., Case No. 2009 CA (Circuit Court for the Second Judicial Circuit, Leon County, Florida). The complaint includes one cause of action for hotel occupancy taxes under the Florida Deceptive and Unfair Trade Practices Act. Expedia Washington has not been served.

At various times, the Company has also received notices of audit, or tax assessments from municipalities and other taxing jurisdictions concerning our possible obligations with respect to state and local hotel occupancy or related taxes. The states of South Carolina, Texas, Pennsylvania, Florida, Georgia, Indiana, New Mexico, New York, West Virginia, Wisconsin, Kansas and Colorado; the counties of Miami-Dade, Broward, Duvall, Palm Beach and Brevard, Florida; the cities of Alpharetta, Atlanta, Augusta, Cartersville, Cedartown, College Park, Columbus, Dalton, East Point, Hartwell, Macon, Richmond, Rockmart, Rome, Tybee Island and Warner Robins, Georgia; the counties of Cobb, DeKalb, Fulton, Clayton, Hart, Chatham and Gwinnett, Georgia; the cities of Los Angeles, San Diego, San Francisco, Anaheim, West Hollywood, South Lake Tahoe, Palm Springs, Monterey, Sacramento, Long Beach, Napa, Newport Beach, Oakland, Irvine, Fresno, La Quinta, Dana Point, Laguna Beach, Riverside, Eureka, La Palma, Twenty-nine Palms, Laguna Hills, Garden Grove, Corte Madera, Santa Rosa, Manhattan Beach, Huntington Beach, Ojai, Orange, Sacramento, Sunnyvale, Truckee, Walnut Creek, Bakersfield, Carlsbad, Carson, Cypress, San Bruno, Lompoc, Mammoth Lake, Palm Springs, San Jose, Santa Barbara, Santa Monica and Santa Rosa, California; the county of Monterey, California; the cities of Phoenix, Scottsdale, Tucson, Peoria, Apache Junction, Avondale, Chandler, Glendale, Flagstaff, Mesa, Nogales, Prescott and Tempe, Arizona; undisclosed cities in Alabama; Jefferson County, Arkansas; the city of North Little Rock, Arkansas; the cities of Chicago and Rosemont, Illinois; the cities of New Orleans and Lafayette Parish, Louisiana; the city of Baltimore, Maryland, the county of Montgomery, Maryland; New York City; Suffolk County, New York; the counties of Mecklenburg, Brunswick and Stanley, North Carolina; the city of Philadelphia, Pennsylvania; Lawrence County, Pennsylvania; the city of Madison, Wisconsin; the cities of Denver and Colorado Springs Colorado, the counties of Salt Lake, Weber and Summit, Utah; Osceola, Florida and St. Louis County, Missouri, among others, have begun or attempted to pursue formal or informal audits or administrative procedures, or stated that they may assert claims against us relating to allegedly unpaid state or local hotel occupancy or related taxes.

The Company believes that the claims in all of the above lawsuits relating to hotel occupancy taxes lack merit and will continue to defend vigorously against them.

In re ARC Venture Holding, Inc. On November 18, 2009, the Trustee in the ARC Venture Holding, Inc. (Advantage Rental Car) bankruptcy filed an adversary complaint against Expedia Washington and Travelscape, LLC. The complaint alleges preference payments by Advantage to Expedia Washington and improper setoffs made by Expedia Washington prior to the bankruptcy filing. The total amount demanded is $3,084,974 plus interest. Trial is scheduled for April 28, 2010.

Schedule 3.13 – Subsidiaries

Subsidiaries (Wholly Owned Subsidiaries unless otherwise noted)

Subsidiaries of: Expedia, Inc. (Delaware)

Expedia, Inc. (WA)(1)(2)

Classic Vacations, LLC (Nevada)(1)(2)

CruiseShipCenters Holdings Inc. (Nevada / 60%)

CruiseShipCenters USA Inc. (Nevada)

CSC Holdings Inc. (British Columbia)

CruiseShipCenters International Inc. (British Columbia / 60%)

Egencia APAC Holdings, Inc. (Washington)

Egencia Australia Pty Ltd. (Australia)

Egencia Travel India Private Limited (India)

Expedia (Thailand) Limited (Thailand / 0.01%)

Expedia Asia Pacific Limited (Hong Kong)

Expedia Asia Pacific-Alpha Limited (Cayman Islands)(2)

eLong, Inc. (Cayman Islands)(2)

Bravado Investments Limited (BVI)

eLongNet Information Technology (Beijing) Co., Ltd. (China)

Shanghai Xinwang Computer (China)

Beijing Asia Media Interactive Advertising Co. Ltd. (China)*

Beijing eLong Air Services Co. Ltd. (China / 7%)

Hangzhou eLong Air Service Co. Ltd (China)

Beijing eLong International Travel Co. Ltd. (China / 30%)

Beijing eLong Information Technology Co. Ltd. (China)*

Beijing eLong Air Services Co. Ltd. (China / 93%)

Beijing eLong International Travel Co. Ltd. (China / 70%)

Beijing XICI Interactive Information Technology Co. Ltd.

Expedia Asia Pacific-Beta Limited (Cayman Islands)

Expedia Online Travel Services India Private Limited (India / .01%)

Expedia Business Service (Beijing) Co., Ltd. (China)

Expedia Business Service (Beijing) Co. Ltd – Shanghai Branch (China)

Tuqu Net Information Technology (Beijing) Co. Ltd. (China)*

Expedia Asia Pacific-Gamma Limited (Cayman Islands)

Expedia Online Travel Services India Private Limited (India / 99.99%)

Expedia Australia Pty. Ltd. (Australia)

Expedia do Brasil Agencia de Viagens e Turismo Ltda (Brazil / 99.9%)

Expedia Canada Corp. (Canada)

Expedia New Zealand Limited (New Zealand)

Egencia LLC (Nevada)(1)(2)

Egencia UK Ltd. (United Kingdom)

Egencia Canada Corp. (Canada)

Expedia.com GmbH (Germany)

Egencia GmbH (Germany)

WWTE Travel S.à r.l. (Luxembourg)(2)

Expedia Greece Travel Support Services EPE (98%)

Expedia Switzerland Sàrl

Expedia.com Limited (United Kingdom)(2)

Expedia Greece Travel Support Services EPE (2%)

GL Expedia S.A.S. (France / 49.9%)

Expedia.nl B.V. (Netherlands)

Expedia s.a. (Belgium / 0.01%)

Expedia Italy SRL (Italy)(2)

Venere Net S.p.A. (Italy)(2)

Venere UK Limited (United Kingdom)

CarRentals LLC (Delaware / 74%)

Expedia Denmark ApS (Denmark)

Expedia Holdings K.K. (Japan)

Expedia Alpha Y.K. (Japan)

Hotelz Y.K. (Japan)

Bookingbuddy K.K. (Japan)

CarRentals K.K. (Japan)

Expedia Delta K.K. (Japan)

Expedia Epsilon K.K. (Japan)

Expedia Sigma K.K. (Japan)

Expedia Omega K.K. (Japan)

Smartertravel K.K. (Japan)

Expedia Finland OY (Finland)

Expedia FZ – LLC (Dubai)

Expedia Korea Co., Ltd. (Korea)

Expedia Mexico, S de R. L. de C.V. (Mexico / 99.99%)

Expedia Norway AS (Norway)

Expedia Poland Sp. zo.o. (Poland)

Expedia s.a. (Belgium / 99.99%)

Egencia Belgium SA (Belgium/1%)

Expedia Singapore Pte. Ltd. (Singapore)

Expedia Spain S.L. (Spain)

Expedia Sweden AB (Sweden)

Expedia (Thailand)

Limited (Thailand / 99.98%)

Expedia US, Inc. (Nevada)(1)(2)

Vacationspot, S.L.

Expedia Global, LLC (Nevada)

Expedia Holdings s.a.s. (France)(2)

Expedia Services s.a.s. (France)

HRN France SAS (France)

C.A. ID SAS (France)

Expedia France s.a.s. (France)

Egencia Europe SA (France)

Egencia France SAS (France)

Egencia Belgium SA (Belgium/99%)

Expedia do Brasil Agencia de Viagens e Turismo Ltda (Brazil / 0.1%)

Expedia (Thailand) Limited (Thailand /0.01%)

WWTE Travel Limited (Ireland)(2)

Taistil Travel Limited (Ireland)

Hotwire, Inc. (Delaware)(1)(2)

Premier Getaways, Inc. (Florida)

Travelscape, LLC (Nevada)(1)(2)

Activity Information Center, Inc. (Hawaii)

Expedia Mexico, S de R. L. de C.V. (Mexico / 0.01%)

WWTE, Inc. (Nevada)

Canadian Holdings, LLC (Delaware)

Interactive Domain Name Holdings Corporation (Delaware)

DN Holdings LLC (Delaware)

Hotels.com GP, LLC (Texas)(1)(2)

IAN.com, LP (Delaware / 0.01%)(1)(2)

Hotels.com, L.P. (Texas / 1%)(1)(2)

Hotels (TR) Limited (United Kingdom)

Marvillo S.a.r.l. (Luxembourg)

HRN 99 Holdings, LLC (New York)(1)(2)

Hotels.com, L.P. (Texas / 99%)(1)(2)

Interactive Affiliate Network, LLC (Delaware)(1)(2)

IAN.com, LP (Delaware / 99.99%)(1)(2)

TripAdvisor Holdings, LLC (Massachusetts)(1)(2)

TripAdvisor LLC (Delaware)(1)(2)

TripAdvisor Limited (United Kingdom)

Tripadvisor Spain, S.L. (Spain)

TripAdvisor GmbH (Germany)

TripAdvisor France SAS (France)

EStuff Limited (United Kingdom)

The Independent Traveler, Inc. (New Jersey)

Smarter Travel Media LLC (Nevada)

FlipKey, Inc. (Delaware / 77%)

Tripadvisor APAC Holdings Corporation (Delaware)

Tripadvisor K.K. (Japan)

Tripadvisor Travel India Private Limited (India)

Kooxoo, Inc. (Cayman Islands)

Beijing Kuxun Technology Co., Ltd. (China)

Beijing Kuxun Interactive Technology Co., Ltd. (China)*

The TripAdvisor – Expedia Foundation (Delaware)

T-16 Holdings, LLC (Delaware)

*	indicates a contractual/beneficial ownership relationship
(1)	indicates Designated Subsidiary
(2)	indicates Material Subsidiary

Schedule 6.01 – Existing Indebtedness

None.

Schedule 6.02 – Existing Liens

1. Capital Leases

Creditor	Debtor	Type	Collateral
Ricoh Customer Finance Corp.	Hotels.com, LP	Office equipment lien	Specific copiers, all other types of office equipment and products

Schedule 6.07 – Existing Restrictions

Agreement for the Provision of Merchant Acquisition Services between the Company, Expedia, Inc., a Washington corporation, and Barclays Bank PLC, entered into as of September 19, 2008, as in effect on the Effective Date.

Schedule 9.12 – Participant Confidentiality Restricted List

Google Inc.

Microsoft Corp.

Yahoo! Inc.

Orbitz Worldwide, Inc.

Priceline.com Incorporated

Travelocity.com Inc.

Kayak.com